Exhibit 10.22

THIRD AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

DATED AS OF NOVEMBER 27, 2002

AMONG

LNR PROPERTY CORPORATION

AND CERTAIN OF ITS SUBSIDIARIES,

THE LENDERS NAMED THEREIN,

AND

BANK OF AMERICA, N.A.,

AS ADMINISTRATIVE AGENT,

GUARANTY BANK,

AS SYNDICATION AGENT,

AND

FLEET NATIONAL BANK

AND

U.S. BANK, NATIONAL ASSOCIATION,

AS CO-DOCUMENTATION AGENTS

WITH

BANC OF AMERICA SECURITIES LLC,

AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1	Definitions	2

1.2	Other Interpretive Provisions	24

1.3	Accounting Terms	25

1.4	Rounding	25

1.5	References to Agreements and Laws	25

1.6	Times of Day	25

1.7	Letter of Credit Amounts	26

1.8	Construction	26

	ARTICLE II THE FACILITY

2.1	The Facility	26

2.2	Principal Payments, Extension Option and Early Termination Option	28

2.3	Requests for Advances: Responsibility for Advances	29

2.4	Evidence of Credit Extensions	29

2.5	Ratable and Non-Pro Rata Loans	29

2.6	Applicable Margins	29

2.7	Unused Commitment Fee	30

2.8	Other Fees	30

2.9	Minimum Amount of Each Advance	31

2.10	Interest	31

2.11	Selection of Rate Options and LIBOR Interest Periods	31

2.12	Method of Payment	33

2.13	Default	34

2.14	Lending Installations	34

2.15	Non-Receipt of Funds by Agent	34

2.16	Swingline Loans	35

2.17	Application of Moneys Received	36

2.18	Prepayments	37

2.19	Transitional Provisions	38

	ARTICLE III THE LETTER OF CREDIT SUBFACILITY

3.1	Obligation to Issue	38

3.2	Types and Amounts	38

3.3	Conditions	39

3.4	Procedure for Issuance and Amendment of Facility Letters of Credit	40

3.5	Reimbursement Obligations: Duties of Issuing Bank	41

3.6	Participation	42

3.7	Payment of Reimbursement Obligations	43

3.8	Compensation for Facility Letters of Credit	45

i

3.9	Letter of Credit Collateral Account	45

3.10	Applicability of ISP98	46

	ARTICLE IV
	CHANGE IN CIRCUMSTANCES

4.1	Yield Protection	46

4.2	Changes in Capital Adequacy Regulations	47

4.3	Availability of LIBOR Advances	47

4.4	Funding Indemnification	48

4.5	Lender Statements; Survival of Indemnity	48

4.6	Taxes	48

	ARTICLE V
	CONDITIONS PRECEDENT

5.1	Conditions Precedent to Closing	50

5.2	Conditions Precedent to Subsequent Advances	54

5.3	Special Provisions for Certain Entities	55

	ARTICLE VI
	REPRESENTATIONS AND WARRANTIES

6.1	Existence	53

6.2	Corporate/Partnership Powers	54

6.3	Power of Officers	54

6.4	Government and Other Approvals	54

6.5	Solvency	54

6.6	Compliance With Laws and Agreements	54

6.7	Enforceability of Agreement	55

6.8	Title to Property	55

6.9	Litigation	55

6.10	Events of Default	55

6.11	Investment Company Act of 1940	55

6.12	Public Utility Holding Company Act	55

6.13	Regulation U	55

6.14	No Material Adverse Financial Change	56

6.15	Financial Information	56

6.16	Factual Information	56

6.17	ERISA	56

6.18	Taxes	56

6.19	Environmental Matters	56

6.20	Insurance	57

6.21	No Brokers	57

6.22	No Violation of Usury Laws	58

6.23	Not a Foreign Person	58

6.24	No Trade Name	58

6.25	Subsidiaries	58

6.26	Properties	58

6.27	Relationship of Borrower	60

6.28	No Side Deals	60

6.29	Stock Pledge	60

	ARTICLE VII
	FINANCIAL COVENANTS

7.1	Borrowing Base Limit	60

7.2	Maximum Leverage Ratios	60

7.3	Minimum Consolidated Tangible Net Worth	61

7.4	Interest Coverage	61

7.5	Fixed Charge Coverage	61

7.6	Other Unsecured Senior Debt	61

7.7	Subordinated Debt	61

	ARTICLE VIII
	AFFIRMATIVE COVENANTS

8.1	Notices	62

8.2	Financial Statements, Reports	62

8.3	Existence and Conduct of Operations	66

8.4	Maintenance of Properties	66

8.5	Insurance	66

8.6	Payment of Obligations	67

8.7	Compliance with Laws	67

8.8	Adequate Books	67

8.9	ERISA	67

8.10	Maintenance of Status	67

8.11	Use of Proceeds	67

8.12	Pre-Acquisition Environmental Investigations	67

8.13	Joinder and Change in Status of Subsidiaries	67

8.14	Interest Rate Protection	69

8.15	Investment in Mortgage Subsidiary	69

	ARTICLE IX
	NEGATIVE COVENANTS

9.1	Change in Business	69

9.2	Foreign Investments	69

9.3	Change of Control	69

9.4	Use of Proceeds	69

9.5	Transfers of Assets	70

9.6	Liens	70

9.7	Regulation U	71

9.8	Mergers and Dispositions	71

9.9	Negative Pledge	71

9.10	Distributions	71

	ARTICLE X
	DEFAULTS

10.1	Nonpayment of Principal	71

10.2	Certain Covenants	71

10.3	Nonpayment of Interest and Other Obligations	71

10.4	Cross Default	72

10.5	Loan Documents	72

10.6	Representation or Warranty	72

10.7	Covenants, Agreements and Other Conditions	72

10.8	[Intentionally Omitted]	72

10.9	Material Adverse Financial Change	72

10.10	Bankruptcy	72

10.11	Legal Proceedings	73

10.12	ERISA	73

10.13	Failure to Satisfy Judgments	73

10.14	Environmental Remediation	73

	ARTICLE XI
	ACCELERATION, WAIVERS AMENDMENTS AND REMEDIES

11.1	Acceleration	74

11.2	Preservation of Rights; Amendments	74

	ARTICLE XII
	THE ADMINISTRATIVE AGENT

12.1	Appointment and Authorization of Administrative Agent	75

12.2	Delegation of Duties	76

12.3	Liability of Agent	76

12.4	Reliance by Agent	76

12.5	Notice of Default	77

12.6	Credit Decision; Disclosure of Information by Agent	77

12.7	Indemnification of Agent	78

12.8	Agent in its Individual Capacity	78

12.9	Successor Agent	79

12.10	Agent May File Proofs of Claim	79

12.11	Collateral Guaranty Matters	80

12.12	Other Agents; Arrangers and Managers	80

12.13	Requests for Approval	81

12.14	Defaulting Lenders	81

12.15	Withholding Tax	82

12.16	Relationship of Parties	82

	ARTICLE XIII
	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1	Successors and Assigns	82

13.2	Assignments	83

13.3	Agent’s Register	84

13.4	Participations	84

13.5	Pledge	85

13.6	Resignation of Issuing Bank or Swingline Lender	85

13.7	Dissemination of Information	85

13.8	Tax Treatment	85

	ARTICLE XIV
	GENERAL PROVISIONS

14.1	Survival of Representations	86

14.2	Governmental Regulation	86

14.3	Taxes	86

14.4	Headings	86

14.5	No Third Party Beneficiaries	86

14.6	Expenses: Indemnification	86

14.7	Severability of Provisions	87

14.8	Nonliability of the Lenders	88

14.9	Choice of Law	88

14.10	Consent to Jurisdiction	88

14.11	Waiver of Right to Trial by Jury	88

14.12	Joint and Several Liability	89

14.13	Entire Agreement; Modification of Agreement	89

14.14	Dealings with Borrower	89

14.15	Set-Off	90

14.16	Counterparts	90

14.17	Time of the Essence	90

14.18	Rights of Contribution among Credit Parties	90

14.19	General Limitation on Obligations	91

	ARTICLE XV
	NOTICES

15.1	General	91

15.2	Effectiveness of Facsimile Documents and Signatures	93

15.3	Limited Use of Electronic Mail	93

15.4	Reliance by Administrative Agent and Lenders	93

15.5	Change of Address	93

v

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is entered into as of November 27, 2002, by and among LNR PROPERTY CORPORATION, a Delaware corporation having its principal place of business at 760 N.W. 107th Avenue, Miami, Florida 33172 (“LNR”), the Subsidiaries of LNR identified on Schedule I (LNR and said Subsidiaries being referred to herein jointly and severally as “Borrower”), the Lenders (as hereinafter defined), BANK OF AMERICA, N.A., a national banking association (“Bank of America”) as administrative agent (“Agent” or “Administrative Agent”) for the Lenders, GUARANTY BANK, as syndication agent (“Syndication Agent”) for the Lenders, and FLEET NATIONAL BANK and U.S. BANK, NATIONAL ASSOCIATION, as co-documentation agents (“Documentation Agents”) for the Lenders.

RECITALS

A.    Borrower is primarily engaged in the business of (i) acquiring, developing, owning and operating a variety of commercial and industrial real properties, (ii) acquiring, itself or through partnerships which it manages, portfolios of commercial mortgage loans and real properties and providing workout, property management and asset sale services with regard to such portfolio assets, (iii) through Lennar Partners, Inc., a wholly owned Subsidiary of LNR, acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities (“CMBS”), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which LNR acts as special servicer, (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities, and (vi) investing in real estate related businesses.

B.    Borrower has requested that the Lenders make loans available to Borrower in the maximum aggregate principal amount of Three Hundred and Eighty Million Dollars ($380,000,000), subject to increase as provided in Section 2.1(c) hereof (as the same may be so increased, the “Facility Amount”), outstanding from time to time pursuant to the terms of this Agreement (the “Facility”), and that Agent act as administrative agent for the Lenders. Pursuant to arrangements made by Banc of America Securities LLC, the Sole Lead Arranger and Sole Book Manager for the Facility, Agent and the Lenders have agreed to do so.

C.    Borrower, Agent and certain other parties hereto previously entered into that certain Second Amended and Restated Revolving Credit Agreement dated as of July 14, 2000, as amended and supplemented by (i) that certain First Amendment to Second Amended and Restated Revolving Credit Agreement dated as of December 2000, (ii) that certain Second Amendment to Second Amended and Restated Revolving Credit Agreement dated as of April 2001 and (iii) that certain Joinder Agreement dated April 2, 2001 (as amended and supplemented, the “Original Agreement”), and the parties hereto wish to amend and restate the Original Agreement in its entirety as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Adjusted Base Rate” means a floating interest rate equal to the Base Rate plus the Applicable Margin changing when and as the Base Rate or the Applicable Margin changes.

“Additional CMBS Interest Income” means, for any fiscal quarter, that portion of the interest on CMBS paid to Borrower during such quarter that is excluded from Net Income, and that is applied to reduce the book bases of Borrower’s investments in such CMBS (such exclusion from Net Income and application to reduce basis being referred to herein as a “CMBSAdjustment”), as such portion is reported by Borrower from time to time on its report filed on Forms 10Q and 10K with the Securities and Exchange Commission under the heading “Interest received on CMBS in excess of income recognized,” and as otherwise substantiated to the satisfaction of Agent.

“Adjusted EBITDA” means an amount equal to (i) EBITDA less (ii) the product of (a) 0.03 multiplied by (b) the sum of the Effective Gross Income generated by each Project.

“Adjusted LIBOR Rate” means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the Applicable Margin in effect from time to time during such LIBOR Interest Period.

“Adjusted Net Operating Income” means, as to any property, the Net Operating Income generated by such property over any fiscal period, on an annualized basis (if such period is less than a full fiscal year), less an amount equal to the product of 0.03 multiplied by the Effective Gross Income generated by such property for such period, on an annualized basis (if such period is less than a full fiscal year).

“Advance” means a loan to Borrower hereunder by one or more of the Lenders pursuant to Section 2.1(a) hereof (including Swingline Loans), including the initial Advance and all subsequent Advances, whether such Advances are, from time to time, Base Rate Advances, LIBOR Advances or Swingline Loans.

“Affiliate” means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities or other voting interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” is defined in the preamble of this Agreement and means Bank of America, acting as administrative agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

“Agent-Related Persons” means Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitment” means, as of any date, the sum of all of the Lenders’ then-current Stated Commitments, provided that the Aggregate Commitment shall not at any time exceed an amount equal to the lesser of (a) the Facility Amount, (b) the Borrowing Base and (c) the maximum amount that permits compliance with Article VII hereof.

“Agreement” means this Third Amended and Restated Revolving Credit Agreement and all amendments, modifications and supplements hereto.

“Agreement Execution Date” means November 27, 2002.

“Allocated Facility Amount” means, at any time, the sum of all then outstanding Advances (including all Swingline Loans), and the then Facility Letter of Credit Obligations.

“Applicable Laws” is defined in Section 6.26(b) hereof.

“Applicable Margin” means the applicable margin set forth in the table in Section 2.6 used in calculating the interest rate applicable to the various types of Advances, which shall vary from time to time in accordance with the Leverage Ratio of Borrower in the manner set forth in Section 2.6 hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC, the sole lead arranger and the sole book manager for the Facility.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit J attached hereto.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Average Market Price” means, as to any Investment Security at any time, the Market Price Proxy for such Investment Security; provided, however, that if (i) such Investment Security is traded on an established securities exchange or there otherwise exists an established market for such Investment Security, and (ii) Agent determines that the price established for such Investment Security on such exchange or market would reflect the value thereof more accurately than the Market Price Proxy, then, at the option of the Required Lenders, the Average Market Price shall be an amount equal to the average of the bid prices for such Investment Security at the close of trading on the last trading day of each calendar month over the 90 day period immediately preceding the date of determination. With respect to CMBS, the closing bid price on any given date shall be the average of the closing bid prices quoted by at least one generally recognized CMBS market maker for the date in question, subject to Agent’s confirmation by obtaining quotes from one or more other recognized CMBS market makers.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” means an Advance that bears interest at the Adjusted Base Rate.

“Borrower” means, individually and collectively, LNR and each of its Subsidiaries identified on Schedule I hereto (as amended from time to time in accordance with Section 8.13 hereof), along with their respective permitted successors and assigns.

“Borrowing Base” means, from time to time, the sum of the amounts described in clauses (i) through (x) below on a consolidated basis for Borrower and its Subsidiaries with respect to assets wholly-owned (a) by Borrower, (b) any wholly-owned Subsidiary of Borrower (including any Subsidiary deemed to be so owned pursuant to the terms hereof) or (c) any Guarantor, and, unless otherwise specified below, as reflected from time to time in accordance with GAAP in the consolidated balance sheet of Borrower and its Subsidiaries.

For purposes of clauses (ii) through (iv) below, a Subsidiary shall be deemed wholly-owned by Borrower, notwithstanding that Borrower owns less than 100 percent of the Capital Stock thereof, so long as (x) Borrower owns, directly or indirectly, at least 75 percent of the Capital Stock of such Subsidiary, free and clear of any Lien, (y) Borrower exercises a level of management control of such Subsidiary and its assets that is satisfactory to Agent, and (z) the Property of such Subsidiary is an Unencumbered Asset; provided, however, that the aggregate amount included in the Borrowing Base at any time with respect to Properties of such Subsidiaries of which Borrower owns, directly or indirectly, less than 100 percent of the Capital Stock shall be based upon a percentage of the Net Operating Income or book value (as the case may be) of each such Property equal to Borrower’s direct or indirect percentage ownership interest in the relevant Subsidiary, and shall not exceed the lesser of 10 percent of the Borrowing Base at that time or $50,000,000; and provided further that the aggregate amount included in the Borrowing Base at any time with respect to Properties of such Subsidiaries that are not Guarantors pursuant to clause (iv) below shall not exceed 20 percent of the aggregate amount included at that time in the Borrowing Base pursuant to the said clause (iv).

Notwithstanding anything to the contrary contained herein, no direct or indirect Investments by LNR or its Subsidiaries in real property or other assets located outside the United States shall be eligible for inclusion in the Borrowing Base (i) unless approved by Agent, Syndication Agent and the Required Lenders (including, without increasing the percentage of Lenders required, Agent and Syndication in their capacities as Lenders), or (ii) at any time that direct or indirect Investments by LNR or its Subsidiaries in real property or other assets located outside the United States constitute more that 15 percent of the Borrowing Base, unless approved by Agent, Syndication Agent and all of the Lenders.

In the event that there exists any uncertainty or ambiguity concerning the eligibility or proper classification of any asset or Investment under the foregoing definition of “Borrowing Base”, the determination of Agent concerning the proper classification of such asset or Investment shall be determinative.

The various components of the Borrowing Base set forth in clauses (i) through (x) below, and certain terms and limitations pertaining thereto, are summarized in tabular form in Schedule II attached hereto, which schedule is attached solely for summary purposes and convenience of reference, is not intended to be a complete and accurate characterization of the Borrowing Base, does not constitute a part of this Agreement, and shall not modify or limit in any respect, or be used to construe, this or any other provision of this Agreement.

(i)    Cash. 100 percent of cash and Cash Equivalents unencumbered by any Lien (provided, however, that the aggregate amount included at any time in the Borrowing Base pursuant to this clause (i) shall not exceed 10 percent of the Borrowing Base at that time);

(ii)    Stabilized Projects. 75 percent of the quotient of the Adjusted Net Operating Income of all Stabilized Projects that are Unencumbered Assets divided by 0.10 (provided, however, that the aggregate amount included at any time in the Borrowing Base pursuant to this clause (ii) for Properties that are Special Purpose Properties shall not exceed 15 percent of the Borrowing Base at that time);

(iii)    Completed Projects and Development Properties. 67.5 percent of the net book value of:

(a)    Completed Projects that are Unencumbered Assets (provided, however, that the aggregate amount included at any time in the Borrowing Base pursuant to this clause (iii)(a) for Properties that are Special Purpose Properties shall not exceed 10 percent of the Borrowing Base at that time; and provided further that the aggregate amount included at any time in the Borrowing Base pursuant to clauses (ii) and this clause (iii)(a) for Properties that are Special Purpose Properties shall not exceed 20 percent of the Borrowing Base at that time); and

(b)    Development Properties that are Unencumbered Assets (provided, however, that for purposes of this clause (iii)(b) Special Purpose Properties shall not be included in the Borrowing Base without the prior written consent of the Required Lenders; and provided further, that the aggregate amount included at any time in the Borrowing Base pursuant to this clause (iii)(b) shall not exceed 25 percent of Borrowing Base at that time; and provided further that, the aggregate amount included at any time in the Borrowing Base pursuant to clause (iii) shall not exceed 50 percent of the Borrowing Base at that time);

(iv)    Land Held for Investment. 50 percent of the net book value of Land Held for Investment (provided, however, that the aggregate amount included at any time in the Borrowing Base pursuant to this clause (iv) shall not exceed the lesser of 15 percent of the Borrowing Base at that time or $60,000,000);

(v)    Investment Securities.

(a)    75 percent of the Average Market Price of Investment Securities unencumbered by any Lien and rated BB or better by S&P (or having an equivalent Moody’s rating or Third Rating);

(b)    70 percent of the Average Market Price of Investment Securities unencumbered by any Lien and rated BB- through B by S&P (or having an equivalent Moody’s rating or Third Rating);

(c)    60 percent of the Average Market Price of Investment Securities unencumbered by any Lien and either unrated by S&P or rated B- or lower by S&P (or having an equivalent Moody’s rating or Third Rating) (provided, however, that the aggregate amount included at any time in the Borrowing Base pursuant to this clause (v)(c) shall not exceed 25 percent of the Borrowing Base at that time; and provided further that the aggregate amount included at any time in the Borrowing Base pursuant to clauses (v) shall not exceed 35 percent of the Borrowing Base at that time; and provided further that if any Investment Securities are rated by both Moody’s, S&P and/or any Third Rating, the lower of the ratings shall govern and control for purposes of clause (v));

(vi)    Mortgage Receivables. 75 percent of the net book value of Mortgage Loans with respect to which no Mortgage Loan Default has occurred and is continuing, and the outstanding amount of which (including outstanding principal, accrued interest and other amounts due) is less than 95 percent of the fair market value of the real property securing the same; (provided, however, that the aggregate amount included at any time in the Borrowing Base pursuant to this clause (vi) shall not exceed 20 percent of the Borrowing Base at that time; and provided further that the interest of any of Borrower and its Subsidiaries in any

Mortgage Loan included in the computation of the Borrowing Base pursuant to this clause (vi) shall not be encumbered by any Lien);

(vii)    Tax Credits. For each Stabilized Project and Stabilized Affiliate Project that generates Tax Credits, 70 percent of the sum of: (a) the net present value (using a 7 percent discount factor, which discount factor shall be subject to annual adjustment by Agent) of the aggregate Tax Credits available with respect to such Stabilized Project or Stabilized Affiliate Project over the “remaining credit period” (as such term is defined in Section 42(f) of the Code) for such Stabilized Project or Stabilized Affiliate Project; plus (b) tax losses consisting of the net present value (using a 7 percent discount factor, which discount factor shall be subject to annual adjustment by Agent) of an amount equal to the product of (i) the amount calculated under clause (a) above, multiplied by (ii) the highest marginal income tax rate applicable to Borrower for Federal and State income tax purposes absent such Tax Credits (presently 39 percent), amortized over the remaining credit period at the rate of one twenty-second (1/22) per year, with the balance being fully amortized during the last year of the credit period (provided, however, that the amount included at any time in the Borrowing Base pursuant to this clause (vii) shall not exceed 25 percent of the Borrowing Base at that time);

(viii)    Portfolio/Single Asset Partnerships. 37.5 percent of the net book value of Investments in Portfolio/Single Asset Partnerships (provided, however, that no new Portfolio/Single Asset Partnership involving (a) an investment or anticipated investment of more than $25,000,000 or (b) an investment in a Portfolio/Single Asset Partnership which is not principally dedicated to the ownership and management of real property, loans secured by real property or other related real property businesses shall not be included in the Borrowing Base pursuant to this clause (viii) without the prior written approval of the Required Lenders);

(ix)    Strategic Investments. 50 percent of the net book value of Strategic Investments (provided, however, that the amount included at any time in the Borrowing Base pursuant to this clause (ix) for mezzanine loans shall not exceed the lesser of 15 percent of the Borrowing Base at that time or $40,000,000; and provided further that, no Strategic Investment involving an Investment of more than $25,000,000 shall be included in the Borrowing Base without the prior written approval of the Required Lenders); and

(x)    Land Partnerships. 30 percent of the net book value of Investments in Land Partnerships (provided, however, that any outstanding Indebtedness secured by a Lien on the real property owned by each such Land Partnership does not exceed 50 percent of the net book value of such real property; and provided further that the amount included at any time in the Borrowing Base pursuant to this clause (x) does not exceed 15 percent of the Borrowing Base at that time, and provided further that the aggregate amount included at any time in the Borrowing Base pursuant to clauses (viii) through (x) shall not exceed 50 percent of the Borrowing Base at that time; and provided further that the interests of Borrower and its Subsidiaries in the Investment referred to in said clauses (viii) through (x) shall not be encumbered by any Lien; and provided further that, the aggregate amount included at any time in the Borrowing Base pursuant to clauses (viii) through (x) for Investments in partnerships and/or other entities in which Borrower and its Subsidiaries (a) have less than a majority voting interest and (b) do not have the right effectively to veto “major” decisions of the majority pertaining thereto (including the acquisition, disposition or financing of assets of such partnership and/or other entity, the liquidation, or dissolution of such partnership and/or other entity and the filing of bankruptcy by such partnership and/or other entity) shall not exceed the lesser of 25 percent of the aggregate amount included at that time in the Borrowing Base pursuant to clauses (viii) through (x) or $30,000,000).

“Borrower/Pledge Subsidiary Change” is defined in the definition of Change in Status.

“Borrower Tax Credits” is defined in clause (i) of the definition of Tax Credits.

“Borrowing Date” means Business Day on which an Advance is made to Borrower.

“Borrowing Notice” is defined in Section 2.11 (a) hereof.

“Business Day” means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in Chicago, Illinois and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents” shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P’s or P-1 or better by Moody’s, or (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

“Change in Status” means an event that results in a Subsidiary that was a Borrower, Guarantor or a Pledge Subsidiary (each, a “Status Capacity”), for legitimate business reasons, without any intent to avoid any requirements of this Agreement, either ceasing to have an obligation under this Agreement to be in such Status Capacity or changing its Status Capacity, including as a result of: (i) a former wholly-owned Subsidiary of Borrower ceasing, for legitimate business reasons, to be wholly-owned by Borrower (an “Ownership Change”), including as a result of (A) a Person that is not a wholly-owned Subsidiary of Borrower acquiring an ownership interest in such wholly-owned Subsidiary of Borrower in a bona fide transaction, or (B) the dissolution of such wholly-owned Subsidiary; or (ii) the entry by such Subsidiary into a bona fide agreement with an unaffiliated third person for legitimate business reasons, or the bona fide termination or cancellation thereof for legitimate business reasons, and, as a result of which, (A) a wholly-owned Subsidiary that was a Borrower or Guarantor must change its status to a Pledge Subsidiary or (B) for legitimate business reasons, a wholly-owned Subsidiary that was a Pledge Subsidiary must change its status to a Borrower or Guarantor (each of items (ii)(A) and (ii)(B), a “Borrower/Pledge Subsidiary Change”).

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or members of the Immediate Family of the late Leonard Miller (and/or trusts or other entities for his and/or their exclusive benefit), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50 percent or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)    in the case of LNR, any two of Jeff Krasnoff, Steve Saiontz and Stuart Miller cease for any reason to be associated with LNR, such that they are neither senior executives of LNR nor members of the Board of Directors of LNR.

“CMBS” is defined in Recital A.

“CMBS Adjustment” is defined in the definition of Additional CMBS Interest Income.

“Code” means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

“Commitment” means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make Advances not exceeding in the aggregate the lesser of (i) the amount set forth for such Lender on Exhibit A attached hereto, adjusted for any assignment pursuant to Article XIII hereof or any increase pursuant to Section 2.1(c) hereof, or the amount stated in any subsequent amendment hereto or in any assignment pursuant to Article XIII hereof (the “Stated Commitment”), or (ii) such Lender’s Percentage of the Aggregate Commitment.

“Compensation Period” is defined in Section 2.15(b) hereof.

“Completed Project” means a Project that satisfies all of the requirements set forth in clauses (b) and (c) of the definition of Stabilized Project, but has not achieved the applicable minimum occupancy level set forth in clause (a) thereof.

“Consolidated Secured Debt” means as of any date of determination, the sum of the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries outstanding at such date which is secured by a Lien on any asset or Capital Stock of Borrower or any Subsidiary, including loans secured by mortgages, stock or partnership interests.

“Consolidated Senior Unsecured Debt” means as of any date of determination, the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries outstanding at such date, including the undrawn portion of any revolving credit or similar facility, other than (a) Subordinated Debt and (b) Consolidated Secured Debt.

“Consolidated Tangible Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of LNR as shown on its balance sheet as of that date less the stockholders’ equity of the Mortgage Subsidiary and less the aggregate amount of goodwill and other assets subject to classification as “intangible assets.”

“Consolidated Total Indebtedness” means as of any date of determination, all Indebtedness of Borrower and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items; provided, however, that for purposes of defining “Consolidated Total Indebtedness” the term “Indebtedness” shall not include short term obligations consisting of accounts payable within 60 days, Indebtedness of the Mortgage Subsidiary for which no Borrower or other Subsidiaries have any personal liability, or the portion of non-recourse Indebtedness of Subsidiaries of Borrower that is allocable to the owners of minority interests in such Subsidiaries, based on such owners’ percentage interests in such Subsidiaries, provided that such owners are not Affiliates of Borrower.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in Borrower, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

“Credit Parties” means each Borrower and each Guarantor.

“Default” means an event which, with notice or lapse of time or both, would become an Event of Default.

“Default Rate” means with respect to any Advance, a rate equal to the interest rate applicable to such Advance plus two percent per annum.

“Defaulting Lender” means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from Agent; provided, however, that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

“Development Property” means any Property which (a) is under construction and then treated as an asset under development in accordance with GAAP, (ii) satisfies the requirements set forth in clauses (b) and (c) of the definition of Stabilized Project, and (iii) upon completion of the development thereof in accordance with the plans and specifications therefore, will constitute a Project.

“Documentation Agents” is defined in the preamble of this Agreement and means U.S. Bank, National Association and Fleet National Bank, acting as documentation agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

“Dollars” and “$” mean United States Dollars.

“EBITDA” means, without duplication: (i) the sum of (a) net income, as reported by Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (“Net Income”), (b) Interest Expense, depreciation, amortization and income tax (if any) expense, (c) Additional CMBS Interest Income, and (d) Tax Benefits; minus (ii) the amount by which such net income from Investment Affiliates for the period in question exceeds cash distributions received by Borrower or its Subsidiaries from such Investment Affiliates during that period; and minus (iii) Net Income that arises from reversal of a CMBS Adjustment that previously resulted in the inclusion in EBITDA of Additional CMBS Interest Income.

“Effective Date” means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.

“Effective Gross Income” means projected gross income, adjusted for vacancies and collection losses, but in no event in excess of Gross Revenues.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person), (i) in each case described in clauses (b) through (d), approved by Agent, the Issuing Bank and the Swingline Lender, and (ii) in each case described in clauses (c) and (d), so long as no Event of Default has occurred and is continuing, approved by Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority having jurisdiction over Borrower, its Subsidiaries or Special Investment Affiliates, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect, in each case to the extent the foregoing are applicable to the operations of Borrower, any Special Investment Affiliate, or any Subsidiary or any of their respective Real Estate or other Assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

“Event of Default” means any event set forth in Article X hereof.

“Excluded Taxes” means ad valorem real estate taxes or special assessments on any parcel of real estate owned by Borrower, which parcel: (i) is not included in the computation of the Borrowing Base; (ii) has an assessed valuation of $25,000 or less (or, with the written consent of Agent, $125,000 or less), as determined by the applicable taxing authority; and (iii) Borrower has reasonably determined to be of insufficient value to justify the payment of such taxes or assessments.

“Executive Officer” means, with respect to any entity, a Qualified Officer of such entity, or another officer thereof who is a member of the senior management of such entity.

“Extension Notice” is defined in Section 2.2(a) hereof.

“Facility” is defined in Recital B hereof and means the unsecured revolving credit facility described in Section 2.1 hereof.

“Facility Amount” is defined in Recital B hereof.

“Facility Letter of Credit” means a standby Letter of Credit issued hereunder, including a Financial Letter of Credit or a Performance Letter of Credit.

“Facility Joinder” is defined in Section 2.1 (c)(ii) hereof.

“Facility Letter of Credit Fee” is defined in Section 3.8 hereof.

“Facility Letter of Credit Obligations” means, as at the time of determination thereof, all liabilities, whether actual or contingent, of Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, however, that (i) if such day is not a Business Day, the Federal Effective Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Effective Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

“Financial Letter of Credit” means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank (i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary.

“Fitch” means Fitch, Inc. (also known as Fitch Ratings).

“Fixed Charges” means, for any period, the sum of (a) Interest Expense for such period, plus (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by Borrower or any of its consolidated Subsidiaries (including principal of Subordinated Debt), plus (c) a percentage of all regularly scheduled principal payments of Indebtedness required to be made during such period by any Special Investment Affiliate on recourse Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) equal to the percentage of the principal amount of such Indebtedness for which Borrower or any consolidated Subsidiary is liable, plus (d) Senior Preferred Stock Expense for such period, plus (e) and other dividends payable on other preferred stock of Borrower and its Subsidiaries for such period.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount of the Aggregate Commitment actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount of the Aggregate Commitment disbursed and outstanding to Borrower by all of the Lenders at such time.

“GAAP” means generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of Borrower required hereunder, and applied consistently from period to period.

“Ground Lease” means a legal, valid, binding and enforceable ground lease that contains customary and reasonably adequate provisions for the protection of any senior leasehold mortgagee, including notice rights, extended cure rights and new lease rights, of the types commonly included in ground leases intended to be eligible for conventional leasehold mortgage financing in accordance with the prevailing standards therefor in the commercial lending industry.

“Gross Revenues” means total revenues, calculated in accordance with GAAP.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of the guaranteeing person (or any other Person [including any bank under any letter of credit] if the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation in favor of such other Person) guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, however, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by Borrower in good faith, subject to Agent’s approval.

“Guarantor” means each Person that executes and delivers a Guaranty.

“Guaranty” means the Guaranty to be executed and delivered by each wholly-owned Subsidiary of a Borrower which is not itself a Borrower or a Pledge Subsidiary, in the form attached hereto as Exhibit D.

“Hedging Agreements” means interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest, exchange rate or commodity price hedging agreements.

“Immediate Family” means, with respect to any natural person, such person’s spouse, such person’s and such person’s spouse’s children (whether biological or legally adopted) and lineal descendants (including lineal descendants of legally adopted children of such person and such person’s spouse) and spouses of such children and lineal descendants.

“Increase Period” is defined in Section 2.l(c)(1) hereof.

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade liabilities and other accounts payable and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices, which are not 60 days or more past due), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of Borrower, Guarantee Obligations of Borrower in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other similar contingent liabilities, (h) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (j) Senior Preferred Stock, (k) such Person’s pro rata share of recourse debt of Special Investment Affiliates and any recourse loans where such Person is liable as a general partner or otherwise, (l) all obligations to make advances and contributions to Investment Affiliates, and (m) to the extent not included in Interest Expense, all obligations under any Hedging Agreements, whether contingent or otherwise (but excluding the notional amounts thereunder).

“Indemnified Liabilities” is defined in Section 14.6(b) hereof.

“Indemnitees” is defined in Section 14.6(b) hereof.

“Insolvency” means insolvency as defined in the United States Bankruptcy Code, as amended. “Insolvent” when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

“Interest Expense” means all interest expense of Borrower and its Subsidiaries determined in accordance with GAAP (including interest on Subordinated Debt) plus capitalized interest not covered by an interest reserve from a loan facility.

“Interest Period” means a LIBOR Interest Period.

“Investment” means, as to any Person, any loan, advance, extension of credit, deposit or contribution by such Person to any other Person, or any investment in, or purchase or other acquisition of, the Capital Stock, Investment Securities, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate” means any Person in which Borrower, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of Borrower on the consolidated financial statements of Borrower.

“Investment Securities” means debt or equity investment instruments other than Cash Equivalents, residual bonds and interest only bonds, including commercial paper and CMBS.

“Issuance Date” is defined in Section 3.4(a)(2) hereof.

“Issuance Notice” is defined in Section 3.4(c) hereof.

“Issuing Bank” means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. Except as otherwise provided in the last sentence of Section 3.2 hereof, unless Bank of America otherwise agrees in writing, Bank of America shall be the sole Issuing Bank.

“Land Held for Investment” means Properties that are not Qualified Properties, that satisfy the requirements set forth in clauses (b) and (c) of the definition of “Stabilized Project” and that are Unencumbered Assets.

“Land Partnership” means an Investment Affiliate engaged in the business of acquiring, owning, managing and developing (with site improvements only) raw land, and selling site-improved land.

“Lenders” means, collectively, Bank of America and any Person executing this Agreement in such capacity, and any Person which subsequently executes and delivers any Facility Joinder or amendment hereto in such capacity and each of their respective permitted successors and assigns. Where reference is made to “the Lenders” in any Loan Document it shall be read to mean “all of the Lenders”.

“Lending Installation” means any office of any Lender authorized to make loans similar to the Advances described herein.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Letter of Credit Sublimit” means an amount equal to Seventy Five Million Dollars ($75,000,000.00). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Letter of Credit Collateral Account” is defined in Section 3.9 hereof.

“Letter of Credit Request” is defined in Section 3.4(a) hereof.

“Leverage Ratio” means the ratio of Consolidated Total Indebtedness, excluding obligations that would otherwise be included pursuant to clause (m) of the definition of “Indebtedness”, to Consolidated Tangible Net Worth.

“LIBOR Advance” means an Advance that bears interest at the Adjusted LIBOR Rate.

“LIBOR Interest Period” means, with respect to a LIBOR Advance, a period of one, two, three or six months (to the extent that periods in excess of three months are generally available from the Lenders), as selected in advance by Borrower.

“LIBOR Rate” means, for any Interest Period with respect to any LIBOR Advance:

(a)    The rate per annum equal to the rate, rounded upward if necessary to the nearest 1/16 of one percent (0.0625), determined by Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(b)    If the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period; or

(c)    If the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Advance being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Lien” means any mortgage, pledge, hypothecation, deposit arrangement, preference, priority, security interest, collateral assignment, statutory or consensual lien, charge, restriction or other encumbrance of any kind (including any repurchase agreement, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person). For purposes of this Agreement, a Lien on the Capital Stock of any Person shall be deemed to constitute a Lien on the assets of said Person.

“Loan” means, with respect to a Lender, such Lender’s portion of any Advance.

“Loan Documents” means this Agreement, the Notes, each Guaranty, the Pledge Agreements and any and all other agreements or instruments required and/or provided to Agent or any Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time.

“Margin Stock” has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

“Market Price Proxy” means, as to any Investment Security for any fiscal period, an amount equal to the quotient of (i) the cash flow generated by such Investment Security for such period (including, without limitation, fees payable to Borrower for serving as special servicer, where the right so to serve is attributable to such Investment Security), on an annualized basis (if such period is less than a full fiscal year), divided by (ii) a factor varying with the investment rating (or absence thereof) of such Investment Security as follows: (a) for a rating of BB or better by S&P (or an equivalent Moody’s rating or Third Rating), 0.10; (b) for a rating of BB- through B by S&P (or an equivalent Moody’s rating or Third Rating), 0.11; and (c) in the absence of any rating or for a rating of B- or lower by S&P (or an equivalent Moody’s rating or Third Rating), 0.18 (provided, however, that the factors set forth in the foregoing clause (ii) shall be subject to adjustment on a quarterly basis to reflect then prevailing market conditions, as determined by Agent in its sole discretion). In the case of any Investment Security rated by both S&P and Moody’s and/or a Third Rating, the lower of the ratings shall govern and control.

“Material Adverse Effect” means, with respect to any matter, that such matter constitutes a Material Adverse Financial Change or may, in Agent’s judgment, (x) materially and adversely affect the business, properties, condition or results of operations of the Credit Parties taken as a whole, or (y) constitute a challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

“Material Adverse Financial Change” shall be deemed to have occurred if the Required Lenders determine that a material adverse financial change has occurred which could prevent timely repayment of any Advance hereunder or materially impair Borrower’s or any other Credit Party’s ability to perform its obligations under any of the Loan Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means July 29, 2005, subject to extension pursuant to the terms and conditions of Section 2.2(a) hereof or such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility or Borrower’s termination of the Commitments pursuant to Section 2.2(b) hereof.

“Monetary Default” means any Default involving Borrower’s failure to pay any of the Obligations when due.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Loan” means any Indebtedness of any Person secured by a first priority Lien on real property, which secured Indebtedness represents a loan, advance or extension of credit (i) originated and owned by any of Borrower or its wholly-owned Subsidiaries, or (ii) originated by another Person and purchased or otherwise acquired by any of Borrower or its wholly-owned Subsidiaries.

“Mortgage Loan Default” means, as to any Mortgage Loan, any failure of the obligor(s) (i) to pay any principal when the same becomes due and payable, (ii) to pay any interest or other amount within 60 days after the same becomes due and payable or (iii) to observe or perform any other material covenant or agreement within 60 days after the date such observance or performance becomes due.

“Mortgage Subsidiary” means a wholly-owned, single purpose Subsidiary of Borrower that may be formed after the date hereof solely for the purpose of engaging in the mortgage banking business and incidental activities directly related thereto, which Mortgage Subsidiary shall, upon formation, become a Guarantor and deliver a Guaranty of the Obligations.

“Net Income” is defined in clause (i)(a) of the definition of EBITDA.

“Net Operating Income” means, as to any Property for any fiscal period, an amount equal to (a) rents and other revenues earned in the ordinary course from such Property (including proceeds of rent loss insurance), less (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, excluding capital expenditures, but including taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, management fees, leasing commissions and on-site marketing expenses.

“Note” means (i) the promissory note payable to the order of each Lender in the amount of such Lender’s Stated Commitment in the form attached hereto as Exhibit B-1 and (ii) the promissory note payable to the order of the Swingline Lender in the amount of $35,000,000.00 in the form attached hereto as Exhibit B-2 (collectively, the “Notes”).

“Obligations” means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to Agent or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.

“Original Agreement” is defined in Recital C hereof.

“Other Taxes” is defined in Section 4.6 hereof.

“Ownership Change” is defined in the definition of Change in Status.

“Parcel” means each parcel of real property, together with any and all improvements thereon, owned or leased in whole or in part or operated by Borrower, any Subsidiary or Investment Affiliate.

“Participant” is defined in Section 13.4 hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” means, with respect to each Lender, the applicable percentage of the sum of the Stated Commitments of all Lenders represented by such Lender’s Stated Commitment, as such applicable percentage is set forth on Exhibit A attached hereto, subject to adjustment for any assignment pursuant to Article XIII hereof or any increase pursuant to Section 2.1(c) hereof, or the percentage stated in any subsequent amendment hereto or in any assignment pursuant to Article XIII hereof.

“Performance Letter of Credit” means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.

“Permitted Liens” is defined in Section 9.6 hereof.

“Person” means an individual, a corporation, a limited or general partnership, an association, a joint venture, a limited liability company or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

“Plan” means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which Borrower or any member of the Controlled Group may have any liability.

“Pledge Agreement” is defined in Section 8.13(a) hereof.

“Pledge Subsidiary” is defined in Section 8.13(a) hereof.

“Pledge Subsidiary’s Subsidiary” is defined in Section 8.13(a) hereof.

“Portfolio/Single Asset Partnership” means an Investment Affiliate primarily engaged in the business of acquiring, owning, managing and, as appropriate, liquidating (i) portfolios of real estate related assets and (ii) single real estate related assets (other than development land held by a Land Partnership).

“Project” means any parcel of real property wholly-owned in fee simple of record by Borrower, any wholly-owned Subsidiary or any Guarantor, or any leasehold estate in any parcel of real estate wholly-owned by Borrower or any wholly-owned Subsidiary pursuant to Ground Lease having a remaining term (including extensions of the term available pursuant to a renewal or extension option) of at least five years beyond the Maturity Date, together with any and all improvements thereon, which is fully improved for use and operated as a commercial or industrial property (including multi-family residential, office, retail and warehouse properties), and with respect to which a certificate of occupancy or comparable authorization has been issued by the applicable governmental authority.

“Property” means each parcel of real property owned in fee simple of record by Borrower or any Subsidiary, or any leasehold estate in any parcel of real estate owned by Borrower or any Subsidiary pursuant to Ground Lease having a remaining term (including extensions of the term available pursuant to a renewal or extension option) of at least five years beyond the Maturity Date, together with any and all improvements thereon.

“Qualified Officer” means, with respect to any entity, the chief financial officer, chief accounting officer or controller of such entity.

“Qualified Property” means a Project or Property that is a Stabilized Project, a Completed Project or a Development Property.

“Rate Option” means the Adjusted Base Rate or the Adjusted LIBOR Rate. The Rate Option in effect on any date shall always be the Adjusted Base Rate unless Borrower has properly selected the Adjusted LIBOR Rate pursuant to Section 2.11 hereof.

“Real Estate” means all Projects, Properties and Parcels.

“Register” is defined in Section 13.3 hereof.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means at any time, the aggregate of the Obligations of Borrower to the Lenders, the Issuing Bank and Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and Agent under or in respect of the Facility Letters of Credit.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having in excess of 66 2/3 % of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances and, without duplication, the outstanding Facility Letter of Credit Obligations.

“Reserve Requirement” means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Senior Loans” is defined in Section 12.14 hereof.

“Senior Leverage Ratio” means the ratio of (i) Consolidated Total Indebtedness, less Subordinated Debt, to (ii) Consolidated Tangible Net Worth.

“Senior Preferred Stock” means the stated value of any preferred stock issued by any Borrower which is not typical preferred stock but instead is both (i) redeemable by the holders thereof on any fixed date or upon the occurrence of any event and (ii) as to payment of dividends or amounts on liquidation, either guaranteed by any direct or indirect Subsidiary of such Borrower or secured by any property of such Borrower or any direct or indirect Subsidiary of such Borrower.

“Senior Preferred Stock Expense” means for any period for any Person, the aggregate dividend payments due to the holders of Senior Preferred Stock of such Person, whether payable in cash or in kind, and whether or not actually paid during such period.

“Solvent” means, as to any Person on a particular date, that such Person (a) has capital sufficient to carry on its existing business and transactions and all business and transactions in which it is about to engage, (b) owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its probable liabilities (including contingencies), (c) does not intend to or believe that it will incur debts or liabilities beyond its ability to pay the same as they mature and (d) is not Insolvent.

“Special Investment Affiliate” means an Investment Affiliate for the obligations of which any of Borrower or its Subsidiaries has personal liability, as a general partner or otherwise.

“Special Purpose Property” means a Project or Property improved primarily for a specialized single purpose use, such as, for example, a hotel, parking, golf course, amusement park, restaurant or theater facility.

“Stabilized Affiliate Project” means any parcel of real property wholly-owned in fee simple of record by an Investment Affiliate or any leasehold estate in any parcel of real estate wholly-owned by an Investment Affiliate pursuant to a Ground Lease having a remaining term (including extensions of the term available pursuant to a renewal or extension option) of at least five years beyond the Maturity Date, which, in each case, if wholly-owned by Borrower or any wholly-owned Subsidiary or Guarantor, would be a Stabilized Project.

“Stabilized Project” means a Project which:

(a)    has achieved the applicable occupancy level set forth in clauses (i) through (iv) below, pursuant to arm’s length leases with unaffiliated tenants (for purposes of this definition, Lennar Corporation and its Subsidiaries shall be deemed unaffiliated tenants) which are in possession and paying rent in accordance with such leases, such occupancy level to be measured, as of any date of determination, by the rentable square footage of such Project subject to such leases during the immediately preceding calendar quarter relative to the total rentable square footage of such Project:

(i)	80 percent, if such Project is leased primarily for multi-family residential use;

(ii)	75 percent, if such Project is leased primarily for either retail use or industrial use;

(iii)	70 percent, if such Project is leased primarily for office use; and

(iv)	if such Project is leased primarily for a use other than one of those specified in clauses (i) through (iii) above, that level of occupancy that Borrower demonstrates to Agent’s satisfaction to be the average level of occupancy for projects of the same type as such Project within the real estate market in which such Project is located;

(b)    is not the subject of any material architectural/engineering issue or any material Environmental Law issue, as evidenced by a certification of Borrower, and

(c)    is in material compliance with the applicable representations and warranties in Article VI below.

Notwithstanding anything to the contrary contained in this Agreement, if Agent determines that any Project or Property theretofore identified by Borrower as a Qualified Property may be the subject of a material architectural/engineering issue or a material Environmental Law issue, Agent may (i) require Borrower to furnish a current detailed environmental assessment or architectural/engineering assessment, as the case may be, and, if applicable, a written estimate of any remediation costs from a qualified architect, engineer or contractor acceptable to Agent, in which event Borrower shall promptly obtain and furnish the same at its own expense, and (ii) exclude any such Project or Property from the Qualified Properties at its election.

“Stated Commitment” is defined in clause (i) of the definition of Commitment.

“Status Capacity” is defined in the definition of Change in Status.

“Strategic Investment” means (i) an Investment by one of Borrower or one of its wholly-owned Subsidiaries in a Subsidiary or Investment Affiliate engaged in a real estate related businesses, such as, without limitation, providing management, financing (including making mezzanine loans), development, credit enhancement and securitization services for real estate, and (ii) a passive Investment by one of Borrower or one of its wholly-owned Subsidiaries in a Subsidiary or an Investment Affiliate owning real estate related assets.

“Status Change Documentation” is defined in Section 8.13 (b) hereof.

“Subordinated Debt” means Indebtedness of Borrower and its Subsidiaries that is contractually subordinated in right of payment and otherwise to the Indebtedness under the Loan Documents, such subordination to be on terms acceptable to the Required Lenders.

“Subsidiary” means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and provided such corporation, partnership or other entity is consolidated with such Person for financial reporting purposes under GAAP.

“Subsidiary Joinder “ is defined in Section 8.13(a) hereof.

“Swingline Advances” means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans not exceeding $35,000,000.

“Swingline Lender” means Bank of America, in its capacity as a Lender.

“Swingline Loan” means a Loan made by the Swingline Lender under the special availability provisions described in Section 2.16 hereof.

“Syndication Agent” is defined in the preamble of this Agreement and means Guaranty Bank, acting as syndication agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

“Tax Benefits” means, for any period, the sum of: (i) the aggregate dollar amount of all Borrower Tax Credits which are properly applied by Borrower to reduce the provision for Federal income taxes on the consolidated statement of earnings prepared for Borrower and its Subsidiaries in accordance with GAAP for such period; provided, however, that Tax Benefits computed for any period pursuant to this clause (i) shall not exceed the taxable income of Borrower and its Subsidiaries for such period; and (ii) the product of (a) the pre-tax loss generated by the Company in connection with low-income housing projects that generate Tax

Credits, multiplied by (b) the highest marginal tax rate that would have been applicable to Borrower for Federal and State income tax purposes, if the Tax Credits and such pre-tax loss deductions were not available to Borrower.

“Tax Credits” means (i) low-income housing credits determined under Section 42 of the Code and the regulations promulgated thereunder (“Section 42”) to which Borrower and its Subsidiaries are entitled under Section 42 (“Borrower Tax Credits”), and (ii) a percentage of low-income housing credits determined under Section 42 to which any Investment Affiliate is entitled under Section 42, which percentage shall equal Borrower’s direct or indirect percentage ownership interest in such Investment Affiliate.

“Taxes” is defined in Section 4.6 hereof.

“Termination Notice” is defined in Section 2.2(b) hereof.

“Third Rating” means a debt rating by Fitch or another nationally recognized rating agency acceptable to Agent.

“Total Liabilities” means all Indebtedness plus all other GAAP liabilities of Borrower and its Subsidiaries.

“Transferee” is defined in Section 13.7 hereof.

“Unencumbered Asset” means any Project or Property which, as of any date of determination, (a) is not subject to any Liens other than Permitted Liens of the types described in clauses (i) through (v) of Section 9.6 hereof and Liens in favor of the Lenders securing this Facility, (b) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which prohibits or limits the ability of Borrower, or its Subsidiaries, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of Borrower or any of its Subsidiaries, and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which (i) entitles any Person to the benefit of any Lien (but excluding Liens in favor of Lenders securing this Facility and other Permitted Liens described in clause (a) above) on any assets or Capital Stock of Borrower or any of its Subsidiaries or (ii) would entitle any Person to the benefit of any Lien (but excluding liens in favor of Lenders securing this Facility and other Permitted Liens described in clause (a) above) on such assets or Capital Stock upon the occurrence of any contingency (including pursuant to an “equal and ratable” clause). Notwithstanding the foregoing, no Project or Property of a Subsidiary shall be deemed to be an Unencumbered Asset unless both such Project or Property and all Capital Stock of such Subsidiary are unencumbered by any Lien (other than a Permitted Lien described in clause (a) above and Liens in favor of the Lenders securing this Facility).

“Unused Fee” is defined in Section 2.7 hereof.

“Upfront Fee” is defined in Section 2.8 hereof.

The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

1.2    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)	Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)	The term “including” is by way of example and not limitation.

(iv)	The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3    Accounting Terms.

(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the consolidated annual financial statements referred to in Section 5.1(1) (ii) hereof, except as otherwise specifically prescribed herein.

(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement in a manner that preserves the original intent thereof in light of such change in GAAP and that is acceptable to the Required Lenders); provided, however, that, unless and until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and the Lenders financial statements and other documents required under this

Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4    Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5    References to Agreements and Laws. Unless otherwise expressly provided herein, (ii) references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (ii) references to any statute, ordinance, code, rule, regulation, judicial decision or other law shall include all legislative, administrative and judicial provisions consolidating, amending, replacing, supplementing or interpreting such statute, ordinance, code, rule, regulation, judicial decision or other law.

1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central Standard time (daylight or standard, as applicable).

1.7    Letter of Credit Amounts. Unless otherwise specified, solely for the purpose of determining the portion of the Aggregate Commitment available at any time to be advanced to Borrower (including determination of the amount of the Facility Letter of Credit Obligations), references herein to the amount or face amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the application therefor, whether or not such maximum face amount is in effect at such time. For all other purposes hereof, references herein to the amount or face amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit without giving effect to any increases thereof contemplated by such Letter of Credit or the application therefor, which increases are not actually in effect at such time.

1.8    Construction. The parties hereto acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

ARTICLE II

THE FACILITY

2.1    The Facility.

(a)    Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lenders agree to make Advances through Agent to Borrower from time to time prior to the Maturity Date, provided, however, that the making of any such Advance will not cause the then Allocated Facility Amount to exceed the then-current Aggregate Commitment. The Advances may be ratable Base Rate Advances, ratable LIBOR Advances or non-pro rata Swingline Loans. Except as provided in Sections 2.16 and 12.14 hereof, each Lender shall be required to fund only its Percentage of each such Advance and no Lender will be required to fund any amounts which when aggregated with such Lender’s Percentage of (i) all other Advances then outstanding, (ii) all Swingline Advances and (iii) all Facility Letter of Credit Obligations would exceed such Lender’s then-current Commitment. The Facility is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Maturity Date.

(b)    The Facility created by this Agreement, and the Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.

(c)    In no event shall the Aggregate Commitment exceed the Facility Amount. The Facility Amount shall be Three Hundred and Eighty Million Dollars ($380,000,000); provided, however, that, so long as no Default has occurred and is continuing hereunder:

(i)    For a period commencing on the Agreement Execution Date and ending 60 days prior to the Maturity Date (the “Increase Period”), Borrower may secure (x) one or more commitments to join the Facility from one or more financial institutions reasonably acceptable to Borrower, Agent and the Arranger, and/or (y) increases in the Stated Commitments of one or more of the Lenders, in an aggregate amount for all such commitments and increases of up to Twenty Three Million and Five Hundred Thousand Dollars ($23,500,000), and, following written notice given to Agent during the Increase Period that any such commitment(s) and/or increase(s) have been secured, the Facility Amount shall be increased in the aggregate amount thereof in accordance with the following provisions of this subsection (c).

(ii)    In the event that any such commitment(s) to join the Facility is so secured and Agent receives written notice thereof during the Increase Period, Borrower shall cause each financial institution that has made such a commitment promptly to become a party to this Agreement by executing and delivering to Agent, Borrower and each Lender a joinder agreement, in form and content reasonably satisfactory to Agent and Borrower (a “Facility Joinder”), pursuant to which such financial institution agrees to become a Lender hereunder and under the other Loan Documents and assumes all of the obligations of a Lender thereunder, whereupon, effective as of the date of such execution and delivery:

(A)    each such financial institution shall become a Lender party to this Agreement for all purposes hereof, entitled to all of the rights and subject to all of the obligations of a Lender hereunder,

(B)    the Stated Commitment of each such financial institution shall be the amount committed by it as set forth in such Facility Joinder (which amount shall not cause the Facility Amount to exceed Four Hundred Million Dollars ($400,000,000), after giving effect to all other increases in the Facility Amount pursuant to this subsection (c)),

(C)    Borrower shall immediately pay the portion of the Upfront Fee allocable to each such financial institution in accordance with Section 2.8 hereof,

(D)    each such financial institution shall immediately purchase from each party hereto that was a Lender immediately prior to such effective date, and pay to each such Lender at par, such financial institution’s Percentage of each such Lender’s Loans then outstanding hereunder (including interest then accrued and unpaid thereon), and

(E)    Borrower shall immediately deliver to each such financial institution a Note in the form attached hereto as Exhibit B-1 in the amount of such financial institution’s Stated Commitment.

(iii)    In the event that any such increase(s) to any Stated Commitment(s) is secured and Agent receives written notice thereof during the Increase Period, each Lender that has committed to such an increase shall promptly execute and deliver to Agent an addendum to this Agreement, in form and content satisfactory to Agent and Borrower, evidencing such increase, whereupon, effective as of the date of such execution and delivery,

(A)    the Stated Commitment of such Lender shall be increased by the amount set forth in such addendum (which amount shall not cause the Facility Amount to exceed Four Hundred Million Dollars ($400,000,000), after giving effect to all other increases in the Facility Amount pursuant to this subsection (c)),

(B)    Borrower shall immediately pay the portion of the Upfront Fee allocable to each such Lender in accordance with Section 2.8 hereof in respect of the increase in its Stated Commitment,

(C)    each such Lender shall immediately purchase from each other Lender that was a party hereto immediately prior to such effective date, and pay to each such other Lender at par, a percentage of each such other Lender’s Loans then outstanding hereunder (including interest then accrued and unpaid thereon), which percentage shall equal the increase in such purchasing Lender’s Percentage resulting from the increase in its Stated Commitment, and

(D)    Borrower shall immediately deliver to each such Lender a replacement Note in the form attached hereto as Exhibit B-1 in the amount of such financial institution’s Stated Commitment, upon receipt of which such Lender shall surrender its original Note marked “Replaced.”

2.2    Principal Payments, Extension Option and Early Termination Option.

(a)    Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Maturity Date. The Maturity Date can be extended for a single extension period of one year upon notice to Agent not later than 60 days prior to the Maturity Date and not earlier than 90 days prior to the Maturity Date (an “Extension Notice”), if, but only if (i) no Default has occurred and is continuing at the time of the Extension Notice or at the time of the Maturity Date and (ii) on or before the Maturity Date, Borrower pays an extension fee to Agent for the account of the Lenders in an amount equal to the product of the sum of the Stated Commitments of the Lenders multiplied by 0.0025. If Borrower timely gives an Extension Notice, Agent shall promptly notify the Lenders of the extension of the Maturity Date, subject to satisfaction of the requirements set forth in clauses (i) and (ii) above.

(b)    Borrower may terminate the Commitments of the Lenders upon notice to Agent not later than 60 days prior to the effective date of such termination and not more than 90 days prior thereto (a “Termination Notice”), if, but only if, (i) no Default has occurred and is continuing at the time of the Termination Notice or at the time of the effective date of such termination specified therein, and (ii) Borrower pays all of the Obligations in full on or before such effective date, including all break funding costs and all fees and other amounts accrued but not yet payable hereunder as of the date of such payment. If Borrower timely gives a Termination Notice, Agent shall promptly notify the Lenders of the termination of their Commitments on the date specified in the Termination Notice, subject to satisfaction of the requirements set forth in clauses (i) and (ii) above.

2.3    Requests for Advances: Responsibility for Advances. Ratable Advances funded by the Lenders shall be made available to Borrower by Agent in accordance with Section 2.1(a) and Section 2.11(a) hereof. The obligation of each Lender to fund its Percentage of each ratable Advance and to fund participations in Facility Letters of Credit and Swing Line Loans shall be several only, and shall not be joint and several or joint only. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

2.4    Evidence of Credit Extensions. The Advances of each Lender outstanding at any time shall be evidenced by the Notes. Each Note executed by Borrower shall be in a principal amount equal to each Lender’s Stated Commitment. Each Lender shall record Advances and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender’s record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender’s records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

2.5    Ratable and Non-Pro Rata Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their Percentages, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.16. The ratable Advances may be Base Rate Advances, LIBOR Advances or a combination thereof selected by Borrower in accordance with Sections 2.10 and 2.11.

2.6    Applicable Margins. The Applicable Margin (if any) over the then Base Rate or LIBOR Rate, as applicable to the Advance(s) in question, shall vary from time to time in accordance with Borrower’s Leverage Ratio. The Applicable Margin shall be adjusted effective as of the next Business Day following any change in Borrower’s Leverage Ratio as established by Borrower to Agent’s satisfaction. The Leverage Ratios and the Applicable Margins are set forth in the following table:

Leverage Ratio	Applicable Margin— LIBOR Advances	Applicable Margin— Base ate Advances	Unused Fee (subject to increase per § 2.7 below)
Less than 1.5:1	1.75 percent	0.00 percent	0.30 percent
1.5:1 or greater but less than 2.0:1	2.00 percent	0.05 percent	0.30 percent
2.0:1 or greater but less than 2.25:1	2.25 percent	0.10 percent	0.35 percent
2.25:1 or greater but less than 2.4:1	2.50 percent	0.15 percent	0.40 percent
2.4:1 or greater but less than 2.6:1	2.75 percent	0.20 percent	0.45 percent

Leverage Ratio	Applicable Margin— LIBOR Advances	Applicable Margin— Base ate Advances	Unused Fee (subject to increase per § 2.7 below)
2.6:1 or greater but not to exceed 2.75:1	3.25 percent	0.25 percent	0.50 percent

2.7    Unused Commitment Fee. Borrower agrees to pay to Agent for the account of each Lender an unused commitment fee (the “Unused Fee”) from the Agreement Execution Date to and including the Maturity Date, calculated at the applicable rate per annum set forth in the table appearing in Section 2.6 hereof on the daily unborrowed portion of such Lender’s Stated Commitment (which is equal to the difference between (a) such Lender’s Stated Commitment on such day and (b) the then outstanding Loans owed to such Lender plus the Lender’s Percentage of any outstanding and undrawn Facility Letters of Credit) payable quarterly in arrears on the first day of each calendar quarter hereafter and on the Maturity Date. Amounts outstanding under the Swingline Loans shall be considered part of the available unborrowed portion of the Facility for purposes of computing the Unused Fee. Notwithstanding the foregoing, all accrued Unused Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. Notwithstanding anything to the contrary contained herein, for any calendar quarter in which the average daily Allocated Facility Amount is less than or equal to thirty percent (30%) of the Aggregate Commitment for that quarter, the applicable rate per annum for the Unused Fee set forth in the table appearing in Section 2.6 hereof shall be increased by and additional 0.15 percent.

2.8    Other Fees. Borrower shall pay all fees payable to Agent, the Arranger and/or the Lenders pursuant to Borrower’s mandate letter agreement and fee letter agreement with the Agent, each dated August 15, 2002, including a one time fee (“Upfront Fee”) payable in accordance with such letter agreements, to be shared among the Lenders based on their respective Stated Commitments. The portion of the Upfront Fee allocable to each Lender in accordance with such letter agreements shall be paid on the date such Lender becomes a party to this Agreement and, to the extent not previously paid, on the date of any increase in such Lender’s Stated Commitment pursuant to Section 2.1(c) hereof.

2.9    Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Base Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment.

2.10    Interest.

(a)    The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

(i)    the Adjusted Base Rate; or

(ii)    at the election of Borrower with respect to all or portions of the Obligations, the Adjusted LIBOR Rate.

(b)    All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Advance shall be payable in arrears on the first day of each calendar month, commencing with the first such date to occur after the date hereof, and the Maturity Date. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Agent prior to noon. If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment.

2.11    Selection of Rate Options and LIBOR Interest Periods.

(a)    Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall give Agent irrevocable notice (a “Borrowing Notice” not later than 11:00 a.m. (i) at least one Business Day prior to a Base Rate Advance, (ii) at least three (3) Business Days prior to a ratable LIBOR Advance, and (iii) not later than 11:00 a.m. on the Borrowing Date for each Swingline Loan, specifying:

(i)    the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)    the aggregate amount of such Advance,

(iii)    the type of Advance selected, and

(iv)    in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in Section 5.2, if required, and otherwise comply with the conditions set forth in Section 5.2 for Advances. Agent shall use reasonable efforts to provide each Lender by facsimile with a copy of each Borrowing Notice and compliance certificate on the same Business Day it is received.

Not later than noon on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to Agent. Agent will promptly make the funds so received from the Lenders available to Borrower.

(b)    Agent shall, as soon as practicable after receipt of a Borrowing Notice requesting a LIBOR Advance, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

(c)    If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section 4.4 hereof.

(d)    As of the end of each LIBOR Interest Period selected for a ratable LIBOR Advance, the interest rate on the LIBOR Advance will become the Adjusted Base Rate, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in Section 2.11(g).

(e)    The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option. If Agent determines that (i) deposits of Dollars in an amount approximately equal to the LIBOR Advance for which Borrower wishes to select the Adjusted LIBOR Rate are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lenders of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Agent shall so notify Borrower and Lenders and such Advance shall bear interest at the Adjusted Base Rate.

(f)    In no event may Borrower elect a LIBOR Interest Period which would extend beyond the Maturity Date. In no event may Borrower have more than seven (7) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

(g)    Conversion and Continuation

(i)    Borrower may elect from time to time, subject to the other provisions of this Section 2.11, to convert all or any part of a ratable Advance into any other type of Advance; provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

(ii)    Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with Section 2.11(g)(iv). Ratable LIBOR Advances shall continue until the end of the then applicable LIBOR Interest Period therefor, at which time each such Advance shall be automatically converted into an Base Rate Advance unless Borrower shall have given Agent a Conversion/Continuation Notice in accordance with Section 2.11(g)(iv) requesting that, at the end of such LIBOR

Interest Period, such Advance continue as an Advance of such type for an additional LIBOR Interest Period of the same or a different duration.

(iii)    Notwithstanding anything to the contrary contained in this Section 2, no Advance may be converted into a LIBOR Advance or continued (following the end of a LIBOR Interest Period) as a LIBOR Advance when any Monetary Default or Event of Default has occurred and is continuing.

(iv)    Borrower shall give Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. on the Business Day immediately preceding the date of the requested conversion, in the case of a conversion into a Base Rate Advance, or 11:00 a.m. at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

2.12    Method of Payment. All payments of the Obligations hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, in immediately available funds by wire transfer to Agent’s account designated in writing from time to time by notice to Borrower or, in the absence of such notice, to Agent at its address specified herein, or at any other Lending Installation of Agent specified in writing by Agent to Borrower, by noon on the date when due and shall be applied ratably by Agent among the Lenders, except as otherwise provided herein. Each payment delivered to Agent for the account of any Lender shall be delivered promptly by Agent to such Lender in the same type of funds that Agent received at its address specified herein or at any Lending Installation specified in a notice received by Agent from such Lender. All moneys actually received by Agent in readily available funds for the account of any Lender or Lenders prior to noon on any Business Day which are not remitted to such Lender or Lenders on the same Business Day, and all such moneys actually received by Agent in readily available funds after noon on any Business Day which are not remitted to such Lender or Lenders on the following Business Day, shall bear interest at the Federal Funds Effective Rate, payable by Agent upon written demand, from the Business Day of such actual receipt prior to noon, or the Business Day following the Business Day of such actual receipt after noon, as the case may be, until the Business Day on which such funds are remitted to the Lender or Lenders entitled to receive the same. If Agent shall not have received payment as provided above, Agent is hereby authorized to charge any accounts of Borrower maintained with Bank of America for each payment of principal, interest and fees as it becomes due hereunder; provided, however, that Agent shall first exhaust any funds on deposit in Bank of America’s Account No. 1420804858 with Bank of America before having recourse to any other such accounts.

2.13    Default. Notwithstanding the foregoing and notwithstanding Section 3.7(c) hereof to the contrary, during the continuance of a Monetary Default, any other material Default or any Event of Default, Borrower shall not have the right to request a LIBOR Advance, continue or select a new LIBOR Interest Period for an existing ratable LIBOR Advance, convert any Base Rate Advance to a ratable LIBOR Advance or request (or be deemed to request) a Base Rate Advance to satisfy any Reimbursement Obligations with respect to Facility Letter of Credit. During the continuance of a Monetary Default, any other material Default, or any Event of Default, outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default, other material Default or Event of Default ceases to exist or the Obligations are paid in full.

2.14    Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account payments are to be made.

2.15    Non-Receipt of Funds by Agent. Unless Borrower or a Lender, as the case may be, has notified Agent prior to the date on which it is scheduled to make payment to Agent of (i) in the case of a Lender, an Advance, or (ii) in the case of Borrower, a payment of principal, interest, fees or other amounts required to be paid hereunder to Agent for the account of Agent or of any or all of the Lenders, that it does not intend to make such payment (which notice shall not affect the obligations of Borrower or any Lender, as the case may be, hereunder), and such notice has been received by Agent, Agent may assume that such payment has been or will be made when due. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(a)    if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Effective Rate from time to time in effect (as determined by Agent); and

(b)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Agent to Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect (as determined by Agent). If such Lender pays such amount to Agent, then such amount shall constitute such Lender’s Loan included in the applicable Advance. If such Lender does not pay such amount forthwith upon Agent’s demand therefor, Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Advance. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder or to prejudice any rights which Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.15 shall be conclusive, absent manifest error.

2.16    Swingline Loans. In addition to the other options available to Borrower hereunder, the amount of the Swingline Commitment shall be available for Swingline Loans subject to the following terms and conditions. All of the conditions set forth in Section 5.2 hereof shall have been fulfilled for each Swingline Loan. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with Section 2.11 hereof. All Swingline Loans shall bear interest at the Adjusted Base Rate and shall be deemed to be Base Rate Advances. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Loans by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Upon request of the Swingline Lender made to all the Lenders, each Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder; provided, however, that no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letters of Credit Obligations in an amount greater than its Commitment; and provided further that a Swingline Loan disbursed by the Swingline Lender shall not be deemed to be a Swingline Loan for purposes of this sentence if the Swingline Lender shall have received written notice from any Lender on or before the Business Day prior to the date of such disbursement that one or more of said disbursement conditions is not then satisfied, and in the event the Swingline Lender receives such a notice it shall have no further obligation to advance any Swingline Loan until such notice is withdrawn by that Lender or the Swingline Lender receives notice from Agent that such disbursement condition has been effectively fulfilled or waived in accordance with the provisions of this Agreement. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon, otherwise on the next Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note, and (ii) no longer be considered a Swingline Loan, except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by Borrower to Agent for the benefit of the Swingline Lender, but shall be considered a Base Rate Advance by each such Lender and all interest accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by Borrower to Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in Section 10.10 shall have occurred and such event prevents the consummation of the purchase contemplated by the preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender’s purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder. No Swingline Loan shall be outstanding for more than five (5) Business Days at a time.

2.17    Application of Moneys Received. All moneys collected or received by Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

(i)    to the payment of all expenses then due and payable by Borrower hereunder, including costs incurred in the collection of such moneys;

(ii)    to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 4.1;

(iii)    to the payment of all indemnity obligations then due and payable by Borrower hereunder;

(iv)    to the payment of all fees then due to Agent;

(v)    to the payment of any fee due pursuant to Section 3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank, to the payment of the Unused Fee, Upfront Fee and Facility Letter of Credit Fee to the Lenders, if then due, and to the payment of all fees due hereunder;

(vi)    to the payment of the full amount of interest and principal on the Swingline Loans;

(vii)    first to interest until paid in full and then to principal for all Lenders (other than Defaulting Lenders) in accordance with the respective Funded Percentages of the Lenders;

(viii)    any other sums due to Agent or any Lender under any of the Loan Documents; and

(ix)    to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided, however, that Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

2.18    Prepayments.

(a)    Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Advances in whole or in part without premium or penalty; provided, however, that (i) such notice must be received by Agent not later than 11:00 a.m. (A) one Business Day prior to any date of prepayment of LIBOR Advances and (B) on the date of prepayment of Base Rate Advances; (ii) any prepayment of LIBOR Advances shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Advances shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the type(s) of Advances to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Advances shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant Article IV hereof. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Percentages.

(b)    Borrower may, upon notice to the Swingline Lender (with a copy to Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided, however, that (i) such notice must be received by the Swingline Lender and Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)    If for any reason the Allocated Facility Amount at any time exceeds the Aggregate Commitment then in effect, Borrower shall immediately prepay Advances and/or provide cash collateral for the Facility Letter of Credit Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to provide cash collateral for the Facility Letter of Credit Obligations pursuant to this Section 2.18(c) unless after the prepayment in full of all Advances and Swingline Loans the Allocated Facility Amount exceeds the Aggregate Commitment then in effect. Any cash collateral provided pursuant to this Section 2.18 shall be held by Agent in the Letter of Credit Collateral Account for the benefit of the Issuing Bank, the Lenders and Agent for all Reimbursement Obligations

2.19    Transitional Provisions. All of the Obligations and Facility Letters of Credit

arising or issued and outstanding immediately prior to the Agreement Execution Date under the Original Agreement shall, as of the Agreement Execution Date, automatically become and be deemed to be Obligations and Facility Letters of Credit arising or issued and outstanding under this Agreement, and each of the Lenders under this Agreement shall immediately purchase from each lender under the Original Agreement that is not a Lender under this Agreement, and pay to each such former lender at par, such purchasing Lender’s Percentage of each such former lender’s Loans then outstanding hereunder (including interest then accrued and unpaid thereon).

ARTICLE III

THE LETTER OF CREDIT SUBFACILITY

3.1    Obligation to Issue. Subject to the terms and conditions of this Agreement, in reliance upon the representations and warranties of Borrower herein set forth and in reliance upon the agreements of the other Lenders set forth in this Article III, the Issuing Bank hereby agrees to issue for the account of Borrower one or more Facility Letters of Credit in accordance with this Article III, from time to time during the period commencing on the Agreement Execution Date and ending on a date one Business Day prior to the Maturity Date.

3.2    Types and Amounts. The Issuing Bank shall be under no obligation to issue any Facility Letter of Credit, and, in the case of subsections (i), (iii) and (iv) below, shall not issue any Facility Letter of Credit without the consent of the Required Lenders, and in the case of subsection (ii) below, shall not issue any Facility Letter of Credit without the consent of all Lenders:

(i)    if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

(ii)    if, after giving effect thereto, either (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, or (2) the Facility Letter of Credit Obligations would exceed the Letter of Credit Sublimit;

(iii)    having an expiration date, or containing an extension provision to extend such date, to a date which is after the Business Day immediately preceding the Maturity Date; provided, however, that, subject to the other applicable terms and conditions hereof, the Issuing Bank may issue Facility Letters of Credit in an aggregate face amount not exceeding $30,000,000 and having expiration dates, or containing extension provisions to extend such dates, to dates which are within twelve (12) months after the Maturity Date;

(iv)    if such Facility Letter of Credit calls for any payment thereon to be made by Issuing Bank in a currency other than Dollars;

(v)    if any order, judgment or decree of any court or other governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Facility Letter of Credit, or any statute, ordinance, rule, regulation, judicial decision or other law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Facility Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Facility Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Agreement Execution Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Agreement Execution Date and which the Issuing Bank in good faith deems material to it; or

(vi)    the issuance of such Facility Letter of Credit would violate one or more policies of the Issuing Bank.

Notwithstanding anything to the contrary contained herein, in the event that Bank of America, in its capacity as the Issuing Bank, declines to issue any Facility Letter of Credit pursuant to subsection (v) or subsection (vi) of this Section 3.2, then: (a) solely for the purpose of the particular Facility Letter of Credit in question, the Syndication Agent (in its capacity as a Lender), or, if the Syndication Agent declines, one of the Documentation Agents (in its capacity as a Lender) selected by Borrower, shall be deemed to be the Issuing Bank, and, in that capacity for that limited purpose only, such deemed Issuing Bank shall have all of the rights, remedies and obligations of the Issuing Bank set forth in this Agreement; and (b) for all other purposes of this Agreement, Bank of America shall continue to be the sole Issuing Bank.

3.3    Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

(i)    Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may prescribe such documents and materials (including an application and reimbursement agreement on Issuing Bank’s standard forms) as the Issuing Bank may require (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

(ii)    as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter of Credit in particular; and

(iii)    there shall not exist any Default or Event of Default.

3.4    Procedure for Issuance and Amendment of Facility Letters of Credit.

(a)    Each Facility Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the Issuing Bank (with a copy to Agent) in the form of an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank (“Letter of Credit Request”), appropriately completed and signed by an Executive Officer of Borrower. In the event of any conflict or inconsistency between the terms of such Letter of Credit Request and the terms of this Agreement, the terms of this Agreement shall govern and control. Such Letter of Credit Request must be received by the Issuing Bank and Agent not later than noon at least three (3) Business Days (or such later date and time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. At the time any such request is made, Borrower shall also provide Agent and the Issuing Bank with a copy of any particular form on which Borrower is requesting that the Facility Letter of Credit be issued. In the case of a request for an initial issuance of a Facility Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed issuance date (which day shall be a Business Day) of the requested Letter of Credit (the “Issuance Date”); (ii) the amount thereof (which stated amount shall not be less than $10,000); (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (vii) any other special language required to be included in the Facility Letter of Credit; (viii) the purpose for which such Facility Letter of Credit is to be issued; and (ix) such other matters as the Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the Issuing Bank (w) the Facility Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Issuing Bank may reasonably require.

(b)    Promptly after receipt of any Letter of Credit Request, the Issuing Bank will confirm with Agent (by telephone or in writing) that Agent has received a copy of such Letter of Credit Request from Borrower and, if not, the Issuing Bank will provide Agent with a copy thereof. Upon receipt by the Issuing Bank of confirmation from Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Article V hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of Borrower or enter into the applicable amendment, as the case may be, in accordance with the Letter of Credit Request and the Issuing Bank’s usual and customary business practices, unless the Issuing Bank has actually received (i) written notice from Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of Section 3.6(a), or (iii) written or telephonic notice from Agent stating that the issuance of such Facility Letter of Credit would violate Section 3.2.

(c) The Issuing Bank shall give Agent (who shall promptly notify Lenders) and Borrower written or telecopy notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the “Issuance Notice”).

(d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

3.5    Reimbursement Obligations: Duties of Issuing Bank.

(a)    The Issuing Bank shall promptly notify Borrower and Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall immediately be reimbursed (by Advances or otherwise) in accordance with Section 3.7 hereof.

(b)    Borrower and each Lender irrevocably authorizes the Issuing Bank to honor draws on each Facility Letter of Credit by the beneficiary thereof in accordance with its terms. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not (i) put the Issuing Bank under any resulting liability to Borrower, any Agent-Related Person or any Lender, (ii) relieve Borrower of any of its obligations hereunder to the Issuing Bank or the Lenders or (iii) provided that such Lender has not given a notice contemplated by Section 3.6(a) that continues in full force and effect, relieve any Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders or Borrower other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered, and that they appear to comply on their face with the requirements of such Letter of Credit. Without limiting the generality of the foregoing, Agent and the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Facility Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent or the Issuing Bank. Agent and the Issuing Bank shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes.

3.6    Participation.

(a)    Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender’s Percentage in such Facility Letter of Credit (including all obligations of Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents; provided, however, that a Letter of Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this Section 3.6 if the Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Section 5. 2 is not then satisfied, and in the event the Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from Agent that such condition has been effectively fulfilled or waived in accordance with the provisions of this Agreement. Each Lender’s obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subsection (b) below) or to purchase an interest from the Issuing Bank in any subsequent Facility Letters of Credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender’s Percentage of the Facility Letter of Credit Obligations.

(b)    In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 3.7 hereof, the Issuing Bank shall promptly notify Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to Agent for the account of the Issuing Bank the amount of such Lender’s Percentage of the unreimbursed amount of such payment, and Agent shall promptly pay such amount to the Issuing Bank. A Lender’s payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note. The failure of any Lender to make available to Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this Section 3.6(b) shall be deemed to be a Defaulting Lender hereunder.

(c)    Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to Agent and Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender’s Percentage thereof.

(d)    Upon the request of Agent or any Lender, the Issuing Bank shall furnish to such Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other readily available documentation relating thereto as may reasonably be requested by Agent or Lender.

(e)    The obligations of each Lender to make payments to Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

3.7    Payment of Reimbursement Obligations.

(a)    Borrower agrees to pay to Agent for the account of the Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including any of the following circumstances:

(i)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)    the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower and the beneficiary named in any Facility Letter of Credit);

(iii)    any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

(iv)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(v)    the occurrence of any Default or Event of Default.

(b)    In order to induce the Issuing Bank to issue, extend and renew each Facility Letter of Credit and the Lenders to participate therein, Borrower agrees, except as contemplated in Section 3.7(c) below, to reimburse or pay to Agent, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder:

(i)    except as otherwise expressly provided in Section 3.7(b)(ii) below or Section 3.7(c) below, on each date that any draft presented under such Facility Letter of Credit is honored in accordance with its terms by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (A) the amount paid by the Issuing Bank under or with respect to such Facility Letter of Credit, and (B) any amounts payable pursuant to this Agreement under, or with respect to, such Facility Letter of Credit, and

(ii)    upon the Maturity Date, any termination of the Aggregate Commitment or any acceleration of the Reimbursement Obligations with respect to all Facility Letters of Credit, an amount equal to the then maximum aggregate amount that the beneficiaries may at any time draw under all outstanding

Facility Letters of Credit, which amount shall be held by Agent as cash collateral in the Letter of Credit Collateral Account for the benefit of the Issuing Bank, the Lenders and Agent for all Reimbursement Obligations.

Each such payment shall be made to Agent in immediately available funds. Interest on any and all amounts not converted to an Advance pursuant to Section 3.7(c) and remaining unpaid by Borrower under this Section 3.7(b) at any time from the date such amounts become due and payable (whether as stated in this Section 3.7, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to Agent for the benefit of the Issuing Bank and Lenders on demand at the Default Rate.

(c)    Notwithstanding anything contained in Section 3.7(b) to the contrary, unless Borrower shall have notified Agent and the Issuing Bank prior to 11:00 a.m. on the Business Day immediately prior to the date of a drawing on a Facility Letter of Credit that Borrower shall reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of an Advance, Borrower shall be deemed to have timely given to Agent a Borrowing Notice requesting a Base Rate Advance on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Borrower may thereafter convert any such Base Rate Advance to a LIBOR Rate Advance in accordance with Section 2.10 hereof. Each Lender shall, in accordance with Article II hereof, make available such Lender’s Percentage of such Advance to Agent, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Bank for the amount of such draw. In the event that any Lender fails to make available to Agent the amount of such Lender’s Percentage of such Advance on the date of the drawing, Agent shall be entitled to recover such amount on demand from such Lender plus any additional amounts payable hereunder in the event of a late funding by a Lender.

(d)    In the event any payment by Borrower received by the Issuing Bank or Agent with respect to a Facility Letter of Credit and distributed by Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Agent, contribute such Lender’s Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or Agent upon the amount required to be repaid by the Issuing Bank or Agent.

3.8    Compensation for Facility Letters of Credit.

(a)     Borrower shall pay to Agent, for the ratable account of the Lenders, based upon the Lenders’ respective Percentages, a per annum fee (the “Facility Letter of Credit Fee”) with respect to each Facility Letter of Credit in an amount equal to the Applicable Margin in effect from time to time for LIBOR Advances. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable quarterly with respect to the period during which the Facility Letter of Credit is outstanding in arrears, on the first Business Day of each calendar quarter following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date. Agent shall promptly remit any such Facility Letter of Credit Fees received by it, when received, to the other Lenders in accordance with their Percentages thereof.

(b)    The Issuing Bank also shall have the right to receive solely for its own account an issuance fee in the amount of the greater of $500 and 0.125 percent of the face amount of each Facility Letter of Credit, payable by Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive from Borrower upon demand its reasonable out-of-pocket costs and the Issuing Bank’s standard charges for amending, modifying and servicing Facility Letters of Credit and processing draws thereunder. Borrower shall pay such issuance fee and other amounts when due to Agent for the account of the Issuing Bank.

3.9    Letter of Credit Collateral Account. Borrower hereby agrees that it will, until and, if required hereunder, after the Maturity Date, maintain a special collateral account (the “Letter of Credit Collateral Account”) with Agent in the name of Borrower but under the sole dominion and control of Agent, for the benefit of the Lenders, and in which Borrower shall have no interest other than as set forth in Section 11.1. In addition to the foregoing, Borrower hereby grants to Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account, effective upon the creation thereof, and any funds or other property that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that Borrower has no obligation to create or fund the Letter of Credit Collateral Account unless and until so required under Section 3.7(b)(ii), Section 2.18 and/or Section 11.1 hereof.

    3.10    Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Bank and Borrower when a Facility Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

ARTICLE IV

CHANGE IN CIRCUMSTANCES

4.1    Yield Protection. If the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

(i)    subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Loans, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

(ii)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (including reserves and assessments relating to LIBOR Advances), or

(iii)    imposes any other condition, and the result is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within five (5) days after demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

4.2    Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within five (5) days after demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit, or its obligation to make Loans hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards”, including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Without in any way affecting Borrower’s obligation to pay compensation actually claimed by a Lender under this Section 4.2, Borrower shall have the right to replace any Lender which has demanded such compensation with a replacement Lender acceptable to Agent; provided, however, that no Monetary Default, other material Default or any Event of Default shall then exist, and that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and Agent of the identity of the proposed replacement Lender not more than sixty (60) days after the date of such Lender’s most recent demand for compensation under this Section 4.2. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of Section 13.3 hereof and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility, all pursuant to an assignment agreement substantially in the form of Exhibit J hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

4.3    Availability of LIBOR Advances. If any Lender determines that maintenance of any of Loans bearing interest at the Adjusted LIBOR Rate at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, Agent shall suspend by written notice to Borrower the availability of outstanding LIBOR Advances and require any outstanding LIBOR Advances to be repaid. If the Required Lenders determine that deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, Agent shall suspend by written notice to Borrower the availability of LIBOR Advances from and after the date of any such determination. If the Required Lenders determine that an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of Section 4.1 are inapplicable, Agent shall suspend by written notice to Borrower the availability of LIBOR Advances from and after the date of any such determination.

4.4    Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower shall indemnify and hold harmless each Lender from and against any loss, damage, expense or cost incurred by such Lender resulting therefrom, including any loss, damage, expense or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

4.5    Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a LIBOR Advance, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2 or 4.4 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under Sections 4.1, 4.2 and 4.4 hereof shall survive payment of the Obligations and termination of this Agreement.

4.6    Taxes.

(a)    Any and all payments by Borrower to or for the account of any Lender or Agent under this Agreement or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, taxes imposed on its net income, and franchise taxes imposed on it by any jurisdiction (other than such excluded income and franchise taxes, collectively, “Taxes”). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b)    In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document by Borrower or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)    Borrower agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) properly paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. In the event that any Lender or Agent actually receives a refund of, or a credit in the amount of, any Taxes or Other Taxes paid or reimbursed by Borrower pursuant to this Section 4.6, such Lender or Agent, as the case may be, shall pay the amount of any such refund to Borrower promptly following actual receipt thereof, and pay the amount of any such credit to Borrower promptly following the actual full application of such credit against other obligations of such Lender or Agent, as the case may be.

(d)    Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages of this Agreement and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8EXP, W-8IMY or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying to Agent and Borrower that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

(e)    For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required under this Agreement, Borrower shall take such reasonable steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(f)    If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Lending Installation so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

(g)    Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

(h)    Without prejudice to the survival of any other agreement of Borrower arising in connection with this Agreement, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Commitments and the payment in full of the Notes.

ARTICLE V

CONDITIONS PRECEDENT

5.1    Conditions Precedent to Closing. The Lenders shall not be required to make the initial Advance hereunder, nor shall the Issuing Bank be required to issue the initial Facility Letter of Credit hereunder, unless (i) Borrower shall have paid all fees then due and payable to the Lenders and Agent hereunder, (ii) all of the conditions set forth in Section 5.2 are satisfied, and (iii) Borrower shall have furnished to Agent, in form and substance satisfactory to the

Lenders and their counsel and in a number of counterparts sufficient for all of the Lenders, each of the following items or, in the case of the items described in subsections (a) and (b) below that were previously furnished pursuant to the Original Agreement, a certificate, in form and content acceptable to Agent, signed by an Executive Officer of Borrower, stating that there has been no change with respect to such item or any information contained therein since the date that it was furnished pursuant to the Original Agreement:

(a)    Certificates of Incorporation. A copy of the articles of incorporation of LNR, and a copy of the articles of incorporation or other applicable organizational documents of each other Borrower and each Guarantor, each certified by the appropriate Secretary of State or equivalent state official and dated as of the most reasonable practicable date.

(b)     Agreements of Limited Partnership/Bylaws. A copy of the bylaws of LNR, including all amendments thereto, and a copy of the by-laws, partnership agreement, operating agreement or other applicable governing instrument of each other Borrower and each Guarantor, each certified by the Secretary or other appropriate officer of the Person in question as being in full force and effect on the date hereof.

(c)    Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where each Borrower and each Guarantor are organized, dated as of the most recent practicable date, showing the good standing of each Borrower and each Guarantor.

(d)    Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where each Borrower and each Guarantor maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign entity for each Borrower and each Guarantor.

(e)    Resolutions. A copy of a resolution or resolutions adopted by the Board of Directors or other applicable governing body of each Borrower and each Guarantor, certified by the Secretary or other appropriate officer of the Person in question as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, and the transactions provided for therein.

(f)    Incumbency Certificate. A certificate for each Borrower and each Guarantor, signed by the Secretary or other appropriate officer of the Person in question and dated the date hereof, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by such Borrower or Guarantor, as the case may be.

(g)    Loan Documents. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

(h)    Opinion of Florida Counsel. A written opinion, dated the date hereof,

from outside Florida counsel for Borrower and each Guarantor, which counsel is reasonably satisfactory to Agent, substantially in the form attached hereto as Exhibit E.

(i)    Opinion of Illinois Counsel. A written opinion, dated the date hereof, from outside Illinois counsel for Borrower and each Guarantor, which counsel is reasonably satisfactory to Agent, substantially in the form attached hereto as Exhibit F.

(j)    Insurance. Original or certified copies of insurance policies or binders therefor, with accompanying receipts showing current payment of all premiums, evidencing that Borrower carries insurance on all Properties, which satisfies Agent’s insurance requirements, including:

(i)    Property and casualty insurance (including coverage for flood and other water damage for any Properties located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Properties with limits (if any) of not less than $40,000,000 per occurrence;

(ii)    Loss of rental income insurance in the amount not less than one year’s net revenues from the Properties; and

(iii)    Comprehensive general liability insurance in the amount of at least $5,000,000 per occurrence.

All insurance must be carried by companies with a Best Insurance Reports (1996) Policyholder’s and Financial Size Rating of “A-IX” or better; provided, however, that if Borrower uses multiple insurers to insure distinct tiers of risk, only the insurers of the first two tiers of risk (i.e., the first dollars of loss with respect to any insured risk) must be rated as aforesaid, but other insurers shall in any event be rated “A-VII” or better.

(k)    Borrowing Base Calculation. A calculation of the Borrowing Base and an initial Borrowing Base report, each conforming to the requirements of Section 8.2(ii) hereof (a copy of which is attached to Exhibit H to this Agreement).

(l)    Financial and Related Information. The following information:

(i)    A certificate, signed by an Executive Officer of Borrower, stating that on the date hereof no Default or Event of Default has occurred and is continuing and that all representations and warranties of Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

(ii)    The most recent consolidated annual and quarterly financial statements of Borrower and a certificate from a Qualified Officer of LNR that no change in Borrower’s financial condition that could have a Material Adverse Effect has occurred since August 31, 2002;

(iii)    Written money transfer instructions, in substantially the form of Exhibit G hereto, addressed to Agent and signed by a Qualified Officer of LNR, together with such other related money transfer authorizations as Agent may have reasonably requested; and

(iv)    Operating statements (certified as accurate by a Qualified Officer of LNR) and other evidence satisfactory to Agent to establish Borrower’s compliance with the covenants set forth in Articles VII, VIII and IX hereof.

(m)    Other Evidence as any Lender May Require. Such other documents and evidence as Agent or any Lender may reasonably request to fully effectuate and establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

5.2    Conditions Precedent to Subsequent Advances. Advances after the initial Advance shall be made from time to time as requested by Borrower, and the obligation of each Lender to make any Loan for any such Advance (including Swingline Loans), and the obligation of the Issuing Bank to issue Facility Letters of Credit, are subject to the following terms and conditions:

(a)    Prior to and at the time of each such Advance or issuance no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Agent, Borrower shall deliver a certificate of Borrower to such effect; and

(b)    The representations and warranties contained in Article VI are true and correct as of such Borrowing Date, Issuance Date, or date of conversion and/or continuation as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

(c)    As to each Subsidiary that executes and delivers a Subsidiary Joinder or a Guaranty after the Agreement Execution Date (or that is required to do so), Borrower has delivered to Agent the items described in subsections (a) through (i) of Section 5.1 hereof no later than 60 days after the date of such Subsidiary Joinder or a Guaranty; provided, however, that with respect to each Subsidiary that executes and delivers a Subsidiary Joinder or a Guaranty during the last quarter of Borrower’s fiscal year, such items shall be delivered no later than 120 days after the end of such final fiscal quarter. Each Borrowing Notice, Letter of Credit Request, and Conversion/Continuation Notice shall constitute a representation and warranty by Borrower that the conditions contained in Sections 5.2(a) through (c) have been satisfied.

5.3    Special Provisions for Certain Entities. Notwithstanding anything to the contrary contained herein, with respect to each Guarantor and each direct and indirect Subsidiary of LNR included among the entities constituting Borrower that is organized under the laws of a jurisdiction that is outside of the United States: (i) compliance with subsections (a) through (i) of Section 5.1 hereof shall be made pursuant to such reasonably equivalent documentation, if any, as may be reasonably available with respect to the applicable foreign jurisdiction in which such Subsidiary was organized; and (ii) no opinions of counsel shall be required with respect to any such foreign Guarantor or Subsidiary, unless Agent otherwise requests in writing, in which event opinions of foreign counsel in the jurisdiction in question and/or of Illinois counsel may be required. Notwithstanding anything to the contrary contained herein, any item required pursuant to this Agreement to be signed by an officer (including an Executive Officer) of an entity, may, in the case of a foreign entity or an entity that is not a corporation, be signed by the official of such entity occupying the position most nearly equivalent to that of such officer of a domestic corporation (such as a director or manager of such foreign entity, a member or manager of a limited liability company and a general partner of a partnership).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants that:

6.1    Existence. Attached hereto as Schedule 6.1 (as updated from time to time in accordance with this Agreement) is a table showing, for each Credit Party, its organizational form (e.g., corporation, partnership, limited liability company, etc.), state of organization, state in which its principal place of business is located, owner(s) of its Capital Stock and percentage ownership interest, and certain other information. Each Credit Party is an entity of the type indicated for such Credit Party on Schedule 6.1 (as updated from time to time) duly organized and validly existing under the laws of the state of its organization as indicated on Schedule 6.1 (as updated from time to time), with its principal place of business in the state indicated for such Credit Party on Schedule 6.1 (as updated from time to time), and is duly qualified as a foreign entity, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns any Real Estate and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which the nature of its business or activities requires such qualification or authority. Each Subsidiary of each Credit Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns any Real Estate, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which the nature of its business or activities requires such qualification.

6.2    Corporate/Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by each Credit Party hereunder are within the authority of such entity, the powers of the general partners of each such entity which is a partnership and the powers of the members or managers of each such entity which is a limited liability company, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which such Credit Party is a party or by which such Credit Party or any of its respective assets may be bound or affected.

6.3    Power of Officers. The officer of each corporate Credit Party executing the Loan Documents on its own behalf or on behalf of another Credit Party, either in its capacity as the corporate partner, manager or member of another Credit Party, or in its capacity as the corporate partner, manager or member of a third Credit Party which is the non-corporate partner or member of such other Credit Party, has been duly elected or appointed and was fully authorized to execute the same at the time such Loan Document was executed. Each of the Loan Documents has been duly and validly executed and delivered by or on behalf of each and all of the Credit Parties pursuant to authority duly conferred on each individual signatory and/or entity which has executed such Loan Document on its behalf.

6.4    Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of any of the Loan Documents by any of the Credit Parties. No other consent to or approval of the transactions contemplated hereunder is required from any ground lessor, mortgagee, beneficiary under a deed of trust or any other Person, except as has been delivered to the Lenders on or before the Agreement Execution Date.

6.5    Solvency. Immediately after the Agreement Execution Date and the date hereof, and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advance, each of Borrower and its Subsidiaries will be Solvent.

6.6    Compliance With Laws and Agreements. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on any of the Credit Parties or any of their respective assets which would be violated or contravened by the execution, delivery or performance of the Loan Documents. The Credit Parties and their respective Real Estate and other assets are in substantial compliance with applicable laws, and with all material leases, licenses and other agreements to which any Credit Party is a party or by which such Credit Party or any of its assets is bound. There exist no defaults on the part of any other party to any such lease, license or other agreement which, individually or in the aggregate, could have a Material Adverse Effect.

6.7    Enforceability of Agreement. This Agreement and each of the other Loan Documents is (or, when fully executed and delivered, will be) the legal, valid and binding agreement of each of the Credit Parties thereto, enforceable against each such Credit Party in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

6.8    Title to Property. Borrower or its Subsidiaries (or, in the case of the Parcels, an Investment Affiliate) has good and marketable title to the Real Estate and assets reflected in the financial statements most recently delivered to Agent as owned by it or any such Subsidiary (or, in the case of the Parcels, an Investment Affiliate) free and clear of Liens except for the Permitted Liens, and except for mechanics liens with respect to amounts claimed to be past due (i) which are being contested in good faith and by appropriate proceedings, (ii) for which adequate reserves have been established on the books of Borrower in accordance with GAAP, and (iii) which, individually and in the aggregate, could not have a Material Adverse Effect. Neither the execution, delivery nor performance of the Loan Documents required by the Credit Parties will result in the creation of any Lien on the Real Estate or such assets. Borrower and its Subsidiaries either own, or have entered into valid leases, licenses and other agreements for, all assets, services and facilities necessary for the conduct of their respective businesses and the operation of their respective assets.

6.9    Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower’s knowledge after due inquiry, threatened against or affecting any of Borrower or its Subsidiaries or any of the Real Estate, the adverse determination of which individually or in the aggregate could have a Material Adverse Effect, except as disclosed on Schedule 6.9 hereto.

6.10    Events of Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by any of the Credit Parties under any of the Loan Documents or any other document to which any of the Credit Parties is a party.

6.11    Investment Company Act of 1940. None of Borrower or its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940 and none of the Credit Parties will become such an investment company.

6.12    Public Utility Holding Company Act. None of Borrower or its Subsidiaries is a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the definitions of the Public Utility Holding Company Act of 1935, as amended.

6.13    Regulation U. The proceeds of the Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.14    No Material Adverse Financial Change. There has been no Material Adverse Financial Change since the date of the financial and/or operating statements most recently submitted to the Lenders. As of the date hereof, there has been no Material Adverse Financial Change relating to any of information and documents heretofore delivered to Agent pursuant to subsection (k) and (1) of Section 5.1 of the Original Agreement, and no material change relating to any of the other information and documents heretofore delivered to Agent pursuant to said Section 5.1.

6.15    Financial Information. All financial statements and operating statements furnished to the Lenders by or at the direction of any of the Credit Parties and all other financial information and data furnished by any of the Credit Parties to the Lenders are complete and correct in all material respects as of the date thereof, and such statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Credit Parties and the Real Estate as of such date. None of the Credit Parties has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

6.16    Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of any of the Credit Parties to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated herein and therein is, and all other such factual information hereafter furnished by or on behalf of any of the Credit Parties to the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

6.17    ERISA. (i) None of Borrower or its Subsidiaries is an entity deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

6.18    Taxes. All required tax returns have been filed by each of Borrower or its Subsidiaries with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired, and all taxes, other than Excluded Taxes, payable by Borrower and its Subsidiaries have been paid substantially when due except to the extent such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with GAAP, are being maintained.

6.19    Environmental Matters. Except as disclosed in Schedule 6.19 and except for Real Estate owned by Investment Affiliates which are not Special Investment Affiliates:

(i)    The Real Estate does not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could give rise to liability under, Environmental Laws.

(ii)    None of Borrower, its Subsidiaries or Investment Affiliates has received any written notice alleging that any or all of the Real Estate or any or all of the operations at the Real Estate are not in compliance with all applicable Environmental Laws, or alleging the existence of any contamination at or under such Real Estate in amounts or concentrations which constitute a violation of any Environmental Law.

(iii)    To the best of Borrower’s knowledge after due inquiry, no notice, violation, non-compliance or liability referred to in Section 6.19(ii) above is threatened, and no condition, fact or circumstance exists that could result in such notice, violation, non-compliance or liability.

(iv)    During the ownership of the Real Estate by any or all of Borrower, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been released, transported or disposed of, or otherwise migrated, from the Real Estate in violation of, or in a manner or to a location which could give rise to liability under any applicable Environmental Laws, nor during the ownership of the Real Estate by any or all of Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored, abandoned or disposed of at, on or under any of such the Real Estate in violation of, or in a manner that could give rise to liability under any applicable Environmental Laws. To the best knowledge of Borrower after due inquiry, no such release, transport, disposal, migration, generation, treatment, abandonment or storage from, at, on or under any of the Real Estate occurred prior to ownership thereof by Borrower, its Subsidiaries and Investment Affiliates.

(v)    No judicial proceedings or governmental or administrative action is pending, or, to the best knowledge of Borrower after due inquiry, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries or any Investment Affiliate is named as a party with respect to any of the Real Estate, nor are there any consent or other decrees, orders, or other administrative or judicial decisions or requirements outstanding under any Environmental Law with respect to such Real Estate.

6.20    Insurance. Borrower has obtained the insurance that Borrower is required to furnish to Lenders under Section 5.1 (j) hereof.

6.21    No Brokers. None of Borrower or its Subsidiaries or Affiliates has dealt with any brokers, finders or other intermediaries in connection with this Facility, and no fees, commissions or other compensation are payable by or to any such Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any brokers, finders or other intermediaries and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including Attorney Costs) made against or incurred by Lenders as a result of claims made or actions instituted by any brokers, finders or other intermediaries claiming by, through or under any of Borrower or its Subsidiaries or Affiliates in connection with the Facility.

6.22    No Violation of Usury Laws. No aspect of any of the transactions contemplated herein or in any of the other Loan Documents violates or will violate any applicable usury laws or laws regarding the validity of agreements to pay interest.

6.23    Not a Foreign Person. None of the Credit Parties is a “foreign person” within the meaning of Section 1445 or Section 7701 of the Code.

6.24    No Trade Name. Except for the name “LNR Property Corporation” and except as otherwise set forth on Schedule 6.24 attached hereto, none of Borrower or its Subsidiaries uses any trade name and has not and does not do business under any name other than their actual names set forth herein.

6.25    Subsidiaries. Schedule 6.25 hereto (as updated from time to time in accordance with this Agreement) contains an accurate list of all of the Subsidiaries of each of the Credit Parties, which Subsidiaries are not themselves Credit Parties, and of all of the Investment Affiliates of each of the Credit Parties, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by each Credit Party and the Real Estate owned by them. All of the issued and outstanding shares of Capital Stock of all of the direct and indirect Subsidiaries and Investment Affiliates of LNR have been duly authorized and issued and are fully paid and non-assessable. All of such Capital Stock owned directly or indirectly by Borrower is free and clear of Liens, except as otherwise specifically noted on Schedule 6.25 (as updated from time to time).

6.26    Properties. Schedule 6.26 hereto (as updated from time to time in accordance with the terms of this Agreement) contains a complete and accurate description, as of the Agreement Execution Date and the date of each update of Schedule 6.26 submitted by Borrower from time to time in accordance with the terms of this Agreement, of each Project and Property, including the name of the entity that owns each such Project or Property, and whether such Project or Property is a Development Property, a Stabilized Project, a Completed Project and/or an Unencumbered Asset. With respect to each Project and Property identified from time to time by Borrower for inclusion in the Borrowing Base, Borrower hereby represents and warrants as follows, except to the extent otherwise disclosed in writing to the Lenders and approved in writing by the Required Lenders:

(a)    No portion of any improvement on any such Project or Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 5.1(j) hereof.

(b)    To Borrower’s knowledge, each such Project and Property and the development, use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other laws regulating the development, use and occupancy of real property (“Applicable Laws”).

(c)    Each such Project and Property is or, in the case of raw land, can (at reasonable cost) be served by all utilities required for the current and contemplated uses thereof.

(d)    All public roads and streets necessary for service of and access to each such Property and Project for the current or contemplated use thereof have been or, in the case of raw land, will be completed, are or, in the case of raw land, will be serviceable and all- weather and are or, in the case of raw land, will be physically and legally open for use by the public.

(e)    Each such Property and Project is or, in the case of raw land, will be served by public water and sewer systems.

(f)    Each such Property and Project is free of any patent or, to the best knowledge of Borrower and its Subsidiaries, latent structural or other material defect or deficiency. Each such Property and Project is free of damage and waste that would materially and adversely affect its value, is in good repair and there is no deferred maintenance other than ordinary wear and tear. Each such Property or Project is free from damage caused by fire or other casualty. There is no pending or, to the best knowledge of Borrower after due inquiry, threatened condemnation proceedings affecting any such Project or Property, or any material part thereof.

(g)    All liquid and solid waste disposal, septic and sewer systems located on each such Property and Project are in a good and safe condition and repair and are in compliance with all Applicable Laws with respect to such systems.

(h)    All improvements on each such Property and Project lie within the boundaries and building restrictions of the legal description of record of such Property or Project, no such improvements encroach upon any adjoining property, and no improvements on adjoining properties encroach upon such Property or Project or easements benefiting such Property or Project. All amenities, access routes or other items that benefit such Property or Project are under direct control of Borrower or one of its Subsidiaries, constitute permanent easements that benefit all or part of such Property or Project or are public property, and such Property or Project, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

(i)    There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting any such Project or Property, except to the extent such items are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

(j)    With respect to each Development Property, each required performance bond, surety or other security has been issued to and in favor of and unconditionally accepted by each relevant governmental authority, all plans, specifications and drawings for improvements have been approved by all relevant governmental authorities, and all necessary easements, licenses, permits and other authorizations have been granted for the development thereof (including demolition, grading and construction permits).

6.27    Relationship of Borrower. Borrower and its Subsidiaries are engaged as an integrated group in the business of owning, developing and selling real estate, of providing the required services, credit and other facilities for those integrated operations and of making other types of investments permitted herein. The Credit Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to Borrower and the Facility Letters of Credit to be issued for the account of Borrower under this Agreement are for the purpose of financing the integrated operations of the Credit Parties, and each of the Credit Parties expects to derive benefit, directly or indirectly, from the Advances and Facility Letters of Credit, both individually and as a member of the integrated group, since the financial success of the operations of each Borrower and Guarantor is dependent upon the continued successful performance of the integrated group as a whole.

6.28    No Side Deals. None of Borrower or its Subsidiaries or Affiliates have entered into any written or oral agreements, arrangements or understandings with any Lender or any Affiliate of any Lender relating to the Facility or the Loan Documents, except as otherwise disclosed in this Agreement.

6.29    Capital Stock Pledge. The Capital Stock of each wholly-owned direct or indirect Subsidiary of Borrower that is not itself a Borrower or a Guarantor has been pledged to the Lenders pursuant to a Pledge Agreement, to the extent required by Sections 8.13, and Agent holds a first perfected pledge and security interest therein for the benefit of the Lenders.

ARTICLE VII

FINANCIAL COVENANTS

Borrower covenants and agrees that, so long as the Commitments shall remain in effect and until full and final payment of all Obligations, without the prior written consent of the Required Lenders, it shall not, and shall cause the other Credit Parties not to:

7.1    Borrowing Base Limit. At any time, permit the aggregate amount of the Obligations to exceed an amount equal to the Borrowing Base, less outstanding Consolidated Senior Unsecured Debt other than the Facility.

7.2    Maximum Leverage Ratios.

(a)    Total Leverage Ratio. At any time, permit the Leverage Ratio to exceed 2.75:1.

(b)    Senior Leverage Ratio. At any time, permit the Senior Leverage Ratio to exceed 2.25:1.

7.3    Minimum Consolidated Tangible Net Worth. At any time, permit Consolidated Tangible Net Worth to be less than the sum of (i) $898,400,000, plus (ii) an amount equal to 75 percent of the aggregate proceeds received by Borrower in connection with any offering or issuance of Capital Stock of Borrower after the Agreement Execution Date, plus (iii) 80 percent of the consolidated retained earnings of Borrower accrued after the Agreement Execution Date (which accrued consolidated retained earnings shall be computed on a cumulative basis without deduction for any losses).

7.4    Interest Coverage. Permit the ratio of Adjusted EBITDA to Interest Expense to be less than 2.0:1.

7.5    Fixed Charge Coverage. Permit the ratio of Adjusted EBITDA to Fixed Charges to be less than 1.75:1.

7.6    Other Unsecured Senior Debt. At any time, permit Consolidated Senior Unsecured Debt other than the Facility that does not satisfy each of the following requirements: (i) the terms and condition of such other Consolidated Senior Unsecured Debt shall, in the judgment of the Required Lenders, be no more favorable to the lender(s) thereof than the terms and conditions of the Facility, and (ii) such lender(s), Borrower and the Lenders have entered into an intercreditor agreement(s) satisfactory to the Required Lenders. In the event that Borrower at any time incurs any Indebtedness (other than the Facility) included in Consolidated Senior Unsecured Debt, the terms and condition of which Indebtedness are, in the judgment of the Required Lenders, more restrictive than the terms and conditions of the Facility, this Agreement shall, at the option of the Required Lenders, be automatically amended to incorporate such more restrictive terms, but the exercise of such option shall not be deemed to cure any Default or Event of Default under this section.

7.7    Subordinated Debt. Incur or issue any Subordinated Debt, except on terms and conditions with respect to subordination satisfactory to the Required Lenders (which terms and conditions shall include, without limitation, prohibition on payment of any principal of or interest on such Subordinated Debt following the occurrence and during the continuation of any Event of Default hereunder) or, without the prior written consent of the Required Lenders, prepay or repurchase any Subordinated Debt, other than from the proceeds of any public offering of equity interests in Borrower after the Agreement Execution Date.

Compliance with the financial covenants set forth in Sections 7.4 and 7.5 shall be measured and certified following the end of each fiscal quarter with respect to the one year period consisting of such fiscal quarter and the three immediately preceding fiscal quarters, in accordance with Section 8.2 hereof. Compliance with the other financial covenants set forth in Article VII shall be measured and certified following the end of each fiscal quarter as of the end of such fiscal quarter in accordance with Section 8.2 hereof. The measurement and certification of compliance with any given financial covenant as of a particular date or for a particular period as aforesaid shall not be deemed to permit non-compliance with such covenant as of any other date or period on or during which Borrower is required to comply therewith pursuant to the terms hereof.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Borrower covenant and agree that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents they will:

8.1    Notices. Promptly give written notice to Agent of:

(a)    all litigation or arbitration proceedings affecting Borrower or any of the other Credit Parties, where the amount claimed is $2,500,000 or more;

(b)    any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

(c)    all claims filed against any of the Real Estate which, if adversely determined, could have a Material Adverse Effect;

(d)    the occurrence of any other event which might have a Material Adverse Effect;

(e)    any Reportable Event or any “prohibited transaction” (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of any of the Credit Parties to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, such Credit Party proposes to take with respect thereto;

(f)    any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any of the Real Estate of any Borrower, Subsidiary or Special Investment Affiliate.

8.2    Financial Statements, Reports. Etc. Borrower shall maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

(i)    As soon as available, but in any event not later than 60 days after the close of each of the first three fiscal quarters, for Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and stockholders equity for such period and for the year to date and cash flows for the year to date of Borrower and its Subsidiaries, setting forth in each case in comparative form the corresponding figures for the previous year, all prepared in accordance with GAAP and all certified as being complete and accurate, subject to normal year end adjustments, by a Qualified Officer of Borrower, accompanied by a reasonably detailed discussion by such Qualified Officer of material variances from the most recent projections delivered pursuant to Section 8.2(v) hereof;

(ii)    Not later than 120 days after the end of each fiscal year and, unless otherwise indicated below, not later than 60 days after the close of each of the first three fiscal quarters, for Borrower and its Subsidiaries, related reports in the form attached hereto as Exhibit K, and in substance and detail satisfactory to the Lenders, all certified by a Qualified Officer of Borrower, including: (a) an update of Schedules 6.1 to this Agreement and, on an annual basis only, within 120 days after the end of each fiscal year, updates to Schedules 6.25 and 6.26 to this Agreement; (b) a calculation of the Borrowing Base; (c) a separate report regarding each category of assets included in such calculation pursuant to one of the numbered subsections of the definition of “Borrowing Base” (which reports shall identify the assets in each such category, identify any Liens on each such asset, show the valuation of each such asset used in such calculation in accordance with such definition and, for any valuation based, in whole or in part, on projections, show a comparison of projections to actual results for the period covered by said report; and which reports relating to Real Estate shall set forth summary information for all Real Estate owned by any Borrower or Subsidiary, including occupancy rates, square footage, property type, date acquired or built, Gross Revenues, Net Operating Income, operating expenses, capital expenditures and the status of development, which information, as to Real Estate not included in the Borrowing Base, need not be furnished on a quarterly basis, but on an annual basis only, within 120 days after the end of each fiscal year); (d) a report listing and describing all newly formed or acquired Subsidiaries and all Real Estate newly acquired by any Borrower or Subsidiary, including the cost of such newly acquired Real Estate and secured or unsecured Indebtedness assumed in connection with the acquisition thereof, if any; (e) a report of all Liens on the Real Estate which, due to their perceived significance, have been specifically brought to the attention of any Qualified Officer, other than the Permitted Liens; (f) a report regarding payment arrearages and other defaults by third Persons under any leases, licenses and other agreements with any Credit Party, or affecting the Real Estate of any Credit Party, that, due to their perceived significance, have come to the attention of any Qualified Officer; and (g) such other information as may be requested (including operating statements) to evaluate the quarterly compliance certificate delivered as provided below;

(iii)    As soon as available but in no event later than the third business day after the date such reports are to be filed with the Securities Exchange Commission, copies of any Forms 10K, 10Q, 8K, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which Borrower or any of its Subsidiaries files with the Securities Exchange Commission or any other governmental authority;

(iv)    As soon as available, but in any event not later than 120 days after the close of each fiscal year of Borrower and its Subsidiaries, (a) (i) a consolidated and, if available, consolidating balance sheet of Borrower and its Subsidiaries as of the end of that fiscal year and related consolidated and, if available, consolidating statements of income, cash flows and stockholders’ equity for that fiscal year, (ii) a separate balance sheet of the Mortgage Subsidiary as of the end of that fiscal year and related statements of income, retained earnings, cash flows and stockholders’ equity for that fiscal year, in each case with accompanying notes and schedules, prepared in accordance with GAAP and audited by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to Agent, which accountants shall have issued an unqualified audit report thereon, and (b) a letter signed by said accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Default or Event of Default has occurred, or if they believe that any Default or Event of Default occurred, specifying the facts with respect thereto;

(v)    Within 90 days after the beginning of each fiscal year of Borrower, projections in reasonable detail and in form and substance satisfactory to Agent, on a quarterly basis, of (a) the assets, liabilities, cash flow and earnings of Borrower and its Subsidiaries for that fiscal year and the following fiscal year, and (b) compliance by Borrower with the financial covenants set forth in Article VII hereof for that fiscal year and the following fiscal year;

(vi)    As soon as available, but in any event not later than three business days after receipt thereof by any Borrower or Subsidiary, all quarterly financial statements, operating reports and other financial and operating information regarding Investment Affiliates in which Borrower or any of its Subsidiaries has made a net Investment of $10,000,000 or more and/or Real Estate owned by any such Investment Affiliate;

(vii)    As soon as available, but in any event not later than 120 days after the close of each fiscal year of each Investment Affiliate a balance sheet of such Investment Affiliate as of the end of that fiscal year and related statements of income, cash flow and stockholders’ equity for that fiscal year, with accompanying notes and schedules, prepared in accordance with GAAP and audited by a firm of independent certified public accountants, which accountants have issued an unqualified report thereon, provided, however, that Borrower may furnish unaudited financial statements for any Investment Affiliate if the organizational and governing agreements and instruments thereof (such as, without limitation, partnership, joint venture, shareholder and operating agreements) do not require annual audited financial statements and no audited financial statements are in fact prepared for such Investment Affiliate;

(viii)    Not later than sixty (60) days after the end of each of the first three fiscal quarters, and not later than one-hundred and twenty (120) days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit H hereto signed by a Qualified Officer of Borrower confirming that Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

(ix)    (a) As soon as possible and in any event within 10 Business Days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by a Qualified Officer of Borrower, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such officer describing the action which Borrower proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Borrower or any member of the Controlled Group in excess of $100,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Borrower with respect to a Plan or any member of the Controlled Group which includes a qualified accountant’s opinion.

(x)    As soon as possible and in any event within 10 days after receipt by Borrower, a copy of (a) any notice or claim to the effect that Borrower or any of its Subsidiaries or Special Investment Affiliates is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries or Special Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

(xi)    Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports, notices and proxy statements so furnished;

(xii)    Promptly upon the distribution thereof to the press or the public, copies of all press release relating to material events;

(xiii)    As soon as possible, and in any event within 10 days after Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any material portion of any of the Real Estate, a statement signed by a Qualified Officer of Borrower, describing such fire, casualty or condemnation and the action Borrower intends to take with respect thereto; and

(xiv)    Such supplements to the foregoing documents and such other information and reports (including non-financial information) as Agent or any Lender may from time to time request.

8.3    Existence and Conduct of Operations. Except as otherwise expressly permitted herein, Borrower shall, and shall cause its Subsidiaries to: (i) maintain and preserve its existence and all rights, privileges, authorizations and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated; (ii) carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted; (iii) do all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation; and (iv) maintain all requisite authority to conduct its business in each jurisdiction in which any of the Real Estate is located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted.

8.4    Maintenance of Properties. Borrower shall, and shall cause its Subsidiaries to, maintain, preserve, protect and keep the Real Estate in good and safe repair, working order and condition, and make all necessary and proper repairs, renewals and replacements.

8.5    Insurance. Borrower shall, and shall cause its Subsidiaries to, provide a certificate of insurance from all insurance carriers which have issued policies with respect to any of their Real Estate within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to Section 5.1(j) hereof is in full force and effect. Agent (for the benefit of the Lenders) shall be named as a loss payee on each such policy of casualty insurance and as an additional insured on each such policy of liability insurance, and all such polices of insurance shall contain provisions to the effect that they may not be canceled or materially changed without at least 30 days prior notice to Agent. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall, and shall cause its Subsidiaries to, promptly notify the insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to any of their Real Estate, requires such notification.

8.6    Payment of Obligations. Borrower shall, and shall cause its Subsidiaries to, (i) pay all taxes, assessments, governmental charges and other obligations, other than Excluded

Taxes, when due, and (ii) perform when due its other obligations non-perfomance of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except, in each case, such as may be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with sound accounting principles.

8.7    Compliance with Laws. Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, any of its Subsidiaries or any of their respective businesses or assets.

8.8    Adequate Books. Borrower shall, and shall cause its Subsidiaries to, maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice (i) to inspect and audit the assets of Borrower and its Subsidiaries, or any of them, (ii) to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof and (iii) to consult with appropriate personnel of each of them regarding the foregoing.

8.9    ERISA. Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with all requirements of ERISA applicable with respect to each Plan.

8.10    Maintenance of Status. LNR shall continue to be a corporation listed and in good standing on the New York Stock Exchange.

8.11    Use of Proceeds. Borrower shall use the proceeds of the Facility solely for the general business purposes of Borrower, including repayment of existing indebtedness, acquisitions and development of real properties, repurchasing LNR’s Common Stock, to the extent permitted herein, purchasing CMBS and working capital needs.

8.12    Pre-Acquisition Environmental Investigations. Borrower shall, and shall cause its Subsidiaries to, obtain, prior to the acquisition of each parcel of real property that it intends to acquire, an environmental report of the scope described in Exhibit I attached hereto and made a part hereof.

8.13    Joinder and Change in Status of Subsidiaries.

(a)    Borrower shall, from time to time, promptly cause each Person that becomes a wholly-owned Subsidiary of Borrower after the Agreement Execution Date to duly execute and deliver to Agent either: (i) a joinder agreement pursuant to which such Subsidiary agrees to become a Borrower hereunder and under the other Loan Documents, assumes all of the Obligations and agrees that Schedule I hereto and the signature pages to the Notes shall be amended to include such Subsidiary, all in form and content satisfactory to Agent (a “Subsidiary Joinder”); or (ii) at Agent’s option, a Guaranty of the Obligations. Notwithstanding anything to the contrary contained herein, such duly executed Subsidiary Joinder or Guaranty, together with the related documentation required to be furnished pursuant to Section 5.2(c) hereof, shall be delivered to Agent no later than 60 days after the end of the fiscal quarter during which such Person became a Subsidiary of Borrower; provided, however, that with respect to any Person that becomes a Subsidiary of Borrower during the last quarter of Borrower’s fiscal year, such notice shall be delivered no later than 120 days after the end of such final fiscal quarter. If any wholly-owned Subsidiary of Borrower is prohibited from becoming a Borrower or a Guarantor hereunder by the terms of any bona fide agreement with an unaffiliated third person entered into by such Subsidiary for legitimate business reasons, and without any intent to avoid becoming a Borrower or a Guarantor hereunder, then, in lieu of such Subsidiary becoming a Borrower or a Guarantor hereunder, Borrower shall pledge all of the stock, partnership interests, membership interests or other equity or beneficial interests, as the case may be, in such Subsidiary (a “Pledge Subsidiary”) to Agent, for the benefit of the Lenders, pursuant to a Pledge Agreement in the form of Exhibit C attached hereto, with appropriate modifications satisfactory to Agent in the case of any Pledge Subsidiary that is a partnership, limited liability company or other non-corporate form of entity (the “Pledge Agreement”). Notwithstanding anything to the contrary in this Agreement, unless the Required Lenders otherwise request in any instance, a wholly-owned Subsidiary of a Pledge Subsidiary, Pledge Subsidiaries or a Pledge Subsidiary and one or more Borrowers and/or Guarantors the securities of which have been pledged in the manner provided herein for a Pledge Subsidiary (a “Pledge Subsidiary’s Subsidiary”) shall not be required to become or remain (as the case may be) a Pledge Subsidiary or a Guarantor hereunder at any time during which it maintains the status of wholly-owned Pledge Subsidiary’s Subsidiary; provided, however, that a Pledge Subsidiary’s Subsidiary shall not at any time be subject to a pledge to any other Person of all or any portion of its stock, partnership interests, membership interests or other equity or beneficial interest (as the case may be) in such Pledged Subsidiary’s Subsidiary. Each of the Pledge Agreements delivered pursuant to the Original Agreement remains in full force and effect, secures the Obligations hereunder, and is hereby amended such that all references therein to the Original Agreement or any predecessor agreement thereto shall be deemed to be references to this Agreement.

(b)    Notwithstanding anything to the contrary in this Agreement, if at any time or from time to time any event results in a Change in Status, Borrower shall deliver notice thereof to Agent, including a reasonably detailed description thereof and a statement of the effective date of the Change in Status. Such notice shall be delivered, together with all Status Change Documentation required in connection therewith, no later than 60 days after the end of the fiscal quarter during which such Change in Status occurs; provided, however, that with respect to any Change in Status occurring during the last quarter of Borrower’s fiscal year, such notice and Status Change Documentation shall be delivered no later than 120 days after the end of such final fiscal quarter. Each Change in Status event shall be effective as of the effective date of such Change in Status, automatically, without any further action by any party to this Agreement. Without limiting the generality of the foregoing, in the event of an Ownership Change, such former wholly-owned Subsidiary that is subject to such Ownership Change shall, effective as of the effective date of such Ownership Change, automatically, without any further action by any party to this Agreement, no longer be a Borrower hereunder, a Guarantor of the Obligations or a Pledge Subsidiary (whichever was applicable as of the effective date of the Ownership Change), and in the event of a Borrower/Pledge Subsidiary

Change, the former Borrower or Guarantor shall be deemed to be a Pledge Subsidiary, or the former Pledge Subsidiary shall be deemed to be a Borrower or Guarantor (as the case may be), in each event automatically, without any further action by any party to this Agreement, as of the effective date of such Borrower/Pledge Subsidiary Change. In connection with each Borrower/Pledge Subsidiary Change, Borrower shall deliver to Agent such documentation in form and content reasonably satisfactory to Agent as required under Sections 5.2(c) and 8.13(a) of this Agreement in connection with the new Status Capacity of the Subsidiary (collectively, the “Status Change Documentation”) effective as of the effective date of such Change in Status. In connection with each Change in Status, Agent, on behalf of the Lenders, shall promptly following receipt of written notice and duly executed Status Change Documentation with respect thereto as provided herein, execute and deliver to Borrower a Confirmation of Change in Status (with respect to the termination of such Subsidiary’s former Status Capacity) in the form attached hereto and incorporated herein as Exhibit L. In addition, in the case of a former Pledge Subsidiary that is subject to an Change in Status, Agent shall, promptly following receipt of written notice and duly executed Status Change Documentation with respect thereto as provided herein, deliver to Borrower all certificates of the capital stock of the former Pledge Subsidiary physical possession of which was previously delivered to Agent and/or authorize the filing of a UCC amendment, prepared by Borrower and acceptable to Agent, terminating any UCC-1 financing statements as to such pledge (whichever is or are applicable).

8.14    Interest Rate Protection. The Board of Directors of LNR shall maintain in effect an approved written statement of policy concerning the mitigation of interest rate risks through the use of Hedging Agreements, or by other appropriate means, with respect to interest payable on all unsecured Indebtedness of Borrower and its Subsidiaries, in form and content reasonably satisfactory to Agent, and Borrower and its Subsidiaries shall at all times act in a manner consistent with said policy, as the same may be amended from time to time in a manner reasonably acceptable to Agent.

8.15    Investment in Mortgage Subsidiary. The aggregate Investment of Borrower and its Subsidiaries in the Mortgage Subsidiary shall not exceed $40,000,000.

ARTICLE IX

NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as the Commitment shall remain in effect and until full and final payment of all Obligations incurred under the Loan Documents, without the prior written consent of the Required Lenders, it shall not, and shall cause its Subsidiaries not to:

9.1    Change in Business. Engage in any business activities or operations other than (i) acquisition, development, ownership, management, operation and leasing of commercial and industrial real properties (including multi-family residential, office, retail and warehouse properties) and ancillary businesses specifically related thereto, (ii) real estate lending and (iii) Investments in any type of asset which may be included in the computation of the Borrowing

Base pursuant to the definition thereof.

9.2    Foreign Investments. Permit the aggregate direct or indirect Investments by LNR and its Subsidiaries in real property or other assets located outside the United States to exceed 25 percent of Consolidated Tangible Net Worth.

9.3    Change of Control. Permit or suffer any Change of Control to occur.

9.4    Use of Proceeds. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any shares of capital stock of any publicly held corporation constituting (alone or together with other shares owned by Borrower or its Subsidiaries) a controlling interest in such corporation, or as part of a series of transactions to acquire such a controlling interest, unless the board of directors of such corporation has consented to such purchase or offer and the Lenders have consented to such use of the proceeds of the Facility.

9.5    Transfers of Assets. Sell or otherwise dispose of any Real Estate (other than Real Estate of any Investment Affiliate) or other asset, or any interest therein, for less than the fair market value thereof.

9.6    Liens. Create, incur, or suffer to exist any Lien in, of or on any of the Real Estate (other than Real Estate of any Investment Affiliate) except:

(i)    Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

(ii)    Liens which arise by operation of law, such as carriers’, warehousemen’s, landlords’, materialmen and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)    Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or any of the other Credit Parties;

(v)    Liens of any Subsidiary in favor of Borrower (provided, however, that this clause (v) shall no longer permit any such Lien after such Lien or any obligation secured thereby has been transferred, assigned, pledged, hypothecated or otherwise disposed of to any other Person); and

(vi)    Liens arising in connection with any Indebtedness permitted hereunder (which permitted Indebtedness includes real estate mortgage financing) to the extent such Liens will not result in a violation of any of the provisions of this Agreement. The Liens permitted under this clause (vi) may include Liens that were originally permitted under clause (v) above, but that ceased to be so permitted due to a transfer, assignment, pledge, hypothecation or other disposition thereof or of an obligation secured thereby of the type referred to in the parenthetical of the said clause (v), provided that such Lien satisfies the requirements of this clause (vi) following such transfer, assignment, pledge, hypothecation or other disposition.

Liens permitted pursuant to this Section 9.6 shall be deemed to be “Permitted Liens”.

9.7    Regulation U. Use any of the proceeds of the Advances to purchase or carry any Margin Stock.

9.8    Mergers and Dispositions. Enter into any merger, consolidation, pool, business combination, reorganization or liquidation, or transfer or otherwise dispose of all or a substantial portion of its properties, except for: such transactions that occur between wholly-owned Subsidiaries; transactions where Borrower is the surviving entity and there is no change in business conducted or loss or material diminution of any credit rating by S&P, Moody’s or any Third Rating, and no Default or Event of Default under the Loan Documents results from such transaction; or as otherwise approved in advance by the Lenders.

9.9    Negative Pledge. Agree with any third party not to create, assume or suffer to exist any Lien securing a charge or obligation on any of its real property, whether now owned or hereafter acquired, except that Borrower may agree with any Person holding a Lien permitted hereunder on any particular asset not to further encumber such asset so long as such Lien remains in effect.

9.10    Distributions. Declare, pay or agree to declare or pay to any Person(s) (other than the Credit Parties) during any fiscal period any dividends or other distributions on or in respect of its Capital Stock (including any pro rata redemption or pro rata repurchase of Capital Stock) in an aggregate amount for all Credit Parties that exceeds the consolidated net income of Borrower and its Subsidiaries for that fiscal period.

ARTICLE X

DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default:

10.1    Nonpayment of Principal. Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise.

10.2    Certain Covenants. Borrower or any of its Subsidiaries is not in compliance with any one or more of the provisions of Article VII or Article IX hereof.

10.3    Nonpayment of Interest and Other Obligations. Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of five (5) days after the date such payment is due.

10.4    Cross Default. Any monetary default occurs (after giving effect to any applicable cure period) under any other Indebtedness (which includes liability under Guaranties) of one or more of Borrower or its Subsidiaries, singly or in the aggregate, in excess of Five Million Dollars ($5,000,000), other than (i) Indebtedness arising from the purchase of personal property or the provision of services, the amount of which is being contested by Borrower in good faith by appropriate proceedings or (ii) Indebtedness which is “non-recourse”, i.e., which is not recoverable by the creditor thereof from the general assets of Borrower or any of its Subsidiaries, but is limited to the proceeds of certain real estate, improvements and related personal property.

10.5    Loan Documents. Any Loan Document is not in full force and effect in accordance with its terms, or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

10.6    Representation or Warranty. At any time or times hereafter any representation or warranty set forth in Article VI of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by Borrower or any of its Subsidiaries to the Lenders or Agent is not true and correct in any material respect.

10.7    Covenants, Agreements and Other Conditions. Borrower fails to perform or observe any of the covenants, agreements and conditions contained in this Agreement or any of the other Loan Documents, not specifically referred to in any other Section of this Article X, in accordance with the terms hereof or thereof, and such Default continues unremedied for a period of thirty (30) days after written notice from Agent, provided, however, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such Default shall not constitute an Event of Default under this Section 10.7 so long as (i) Borrower has commenced a cure within such thirty-day period in a manner satisfactory to Agent, and (ii) thereafter, Borrower is proceeding to cure such default continuously and diligently and in a manner satisfactory to Agent, and (iii) such default is fully cured to Agent’s satisfaction not later than sixty (60) days after the expiration of such thirty (30) day period.

10.8    [Intentionally Omitted]

10.9    Material Adverse Financial Change. Any of LNR and its Subsidiaries comprising Borrower, or any of their respective Subsidiaries, has suffered a Material Adverse

Financial Change or is Insolvent.

10.10    Bankruptcy.

(a)    Any of LNR and its Subsidiaries comprising Borrower, or any of their respective Subsidiaries, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property or of the property included in the Borrowing Base, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 10.10(a), (vi) fail to contest in good faith any appointment or proceeding described in Section 10.10(b) or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

(b)    A receiver, trustee, examiner, liquidator or similar official shall be appointed for any of LNR and its Subsidiaries comprising Borrower, or any of their respective Subsidiaries, or any substantial portion of any of their Properties or other material assets, or a proceeding described in Section 10.10(a)(iv) shall be instituted against any of LNR and its Subsidiaries comprising Borrower, or any of their respective Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

10.11    Legal Proceedings. Any of LNR and its Subsidiaries comprising Borrower, or any of their respective Subsidiaries, is enjoined, restrained or otherwise impaired by any court order or judgment or if a notice of lien, levy or assessment is filed of record with respect to all or any part of their Properties or other material assets by any governmental department, office, agency or authority, which, alone or in the aggregate, could have a Material Adverse Affect, or any proceeding is filed or commenced seeking to enjoin, restrain or otherwise impair any of the said Persons from conducting all or a substantial part of their respective business affairs, and such proceeding is not vacated, stayed, dismissed, set aside, removed or otherwise remedied within ninety (90) days after the occurrence thereof.

10.12    ERISA. Any of LNR and its Subsidiaries comprising Borrower, or any of their respective Subsidiaries, is deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

10.13    Failure to Satisfy Judgments. Any of LNR and its Subsidiaries comprising

Borrower, or any of their respective Subsidiaries, shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower or any Subsidiary, would exceed Five Million Dollars ($5,000,000) in the aggregate, which have not been stayed pending appeal, unless the liability is insured against and the insurer has not challenged coverage of such liability.

10.14    Environmental Remediation. Failure to remediate within the time period required by law or governmental order (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to any of the Real Estate (other than Real Estate of an Investment Affiliate that is not a Special Investment Affiliate) where the estimated cost of remediation is in the aggregate in excess of Five Million Dollars ($5,000,000), in each case after all administrative hearings and appeals have been concluded.

ARTICLE XI

ACCELERATION, WAIVERS AMENDMENTS AND REMEDIES

11.1    Acceleration.

If any Event of Default described in Section 10.10 hereof occurs, the obligation of the Lenders to make Advances and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in Article X hereof occurs, such obligation to make Advances and to issue Facility Letters of Credit shall be terminated and, at the election of the Required Lenders, the Obligations may be declared to be due and payable.

In addition to the foregoing, following the occurrence of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by Agent, Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by Agent from time to time in its discretion in certificates of deposit of Bank of America having a maturity not exceeding thirty (30) days. Such funds and any interest thereon shall be promptly applied by Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Person(s) entitled to the same.

11.2    Preservation of Rights; Amendments. No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or Event of Default or the inability of

Borrower to satisfy any conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment, release or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative, and may be exercised concurrently or successively, and all shall be available to the Lenders until the Obligations have been paid in full.

ARTICLE XII

THE ADMINISTRATIVE AGENT

12.1    Appointment and Authorization of Administrative Agent.

(a)    Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Borrower, Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)    The Issuing Bank shall act on behalf of the Lenders with respect to any Facility Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in this Article XII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Facility Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Facility Letters of Credit as fully as if the term “Agent” as used in this Article XII and in the definition of “Agent-Related Person” included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

(c)    Subject to Section 12.2 hereof, only Agent may perform the duties reserved to it under the Loan Documents and no Lender shall act or purport to act on behalf of the other Lenders or Agent on any such matters. Without limiting the generality of the foregoing:

(i)    Agent shall have the exclusive right to collect from Borrower and any Guarantor, or third parties, on account of the Facility, including, principal, interest, fees, protective advances and prepayment premiums (if any), whether such sums are received directly from Borrower, any Guarantor, or any other Persons, or obtained by right of offset by Agent of any kind, or by enforcement of the Loan Documents. Agent will receive and hold all collections with respect to the Obligations for the benefit of the Lenders in accordance with their Percentages or as otherwise provided herein.

(ii)    If any Lender shall receive any payments or property in connection with the Facility (whether or not voluntary), except from Agent, that Lender shall transfer to Agent all such funds or property within one Business Day of receipt.

(iii)    So long as Agent and the Required Lenders act reasonably and in good faith in determining how to respond to and responding to any Event of Default hereunder following the maturity of the Facility or any acceleration of the Obligations, no Lender shall independently initiate any judicial action or other proceeding against Borrower or any Guarantor with respect to the Facility, either before or after any such maturity or acceleration, the right to initiate any such proceeding on behalf of the Lenders being expressly reserved to Agent.

12.2    Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by Agent.

12.3    Liability of Agent. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

12.4    Reliance by Agent.

(a)    Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)    For purposes of determining compliance with the conditions specified in Sections 5.01 and 5.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Agreement Execution Date specifying its objection thereto in reasonable detail.

12.5    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default in reasonable detail and stating that such notice is a “notice of default.” Agent will notify the Lenders of its receipt of any such notice. Any action taken by Agent with respect to such Default or Event of Default shall be taken in accordance with the provisions of this Agreement and the Loan Documents; provided, however, that unless and until Agent has received any direction by the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) to take such action, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders. Upon the occurrence and during the continuation of an Event of Default under any Loan Document, the Required Lenders shall have the right, upon written notice to Agent, to require that Agent exercise the rights of the Lenders as directed by the Required Lenders; provided, however, that the Lenders shall indemnify, exonerate and hold Agent harmless from and against any and all claims, losses, liabilities, damages and costs (including reasonable legal fees) incurred by Agent as a result of any such exercise of rights at the direction of the Lenders.

12.6    Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

12.7    Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Agreement. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. Each Lender shall indemnify Agent and the other Lenders with respect to claims, liabilities, damages, costs, losses and expenses (including Attorney Costs) arising from or relating to the failure of such indemnifying Lender to satisfy its obligations under this

Agreement and the other Loan Documents. The undertakings in this Section shall survive termination of the Aggregate Commitment, the payment of all other Obligations and the resignation of Agent.

12.8    Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent or the Issuing Bank, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

12.9    Successor Agent. Agent may resign as Agent upon 30 days’ notice to the Lenders. If, at any time, the Stated Commitment of Bank of America is less than the lesser of (i) $10,000,000 or (ii) 5 percent of the Aggregate Commitment, Bank of America shall resign as Agent upon 30 days’ notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor administrative agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XII and Sections 14.6 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor administrative agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.10    Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Loan or Facility Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Facility Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent under this Agreement) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under this Agreement. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

12.11    Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by Agent under any Loan Document (i) upon termination of the Aggregate Commitment and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Facility Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders;

(b)    to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is expressly permitted by this Agreement; and

(c)    without limitation of Section 8.13 hereof, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted by this Agreement.

Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.11 or Section 8.13 hereof.

12.12    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such; provided, however, that the Arranger shall have no liabilities, obligations, responsibilities or duties under this Agreement, in that capacity or otherwise. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.13    Requests for Approval. If Agent requests in writing the consent or approval of a Lender, whether or not such consent or approval is required hereunder (and no such requirement shall be inferred from any such request), such Lender shall respond and either approve or disapprove definitively in writing to Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period based on Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from Agent. If any Lender does not so respond, that Lender shall be deemed to have approved the request.

12.14    Defaulting Lenders. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender’s right to vote on matters that are subject to the consent or approval of the Required Lenders, such Defaulting Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as “Senior Loans” for the purposes of this section). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the “Defaulting Lender” shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 12.14. This provision governs only the relationship among Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section 12.14 shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender’s right to vote on matters as provided above.

12.15    Withholding Tax. All taxes due and payable on any payments to be made to a Lender under this Agreement shall be such Lender’s sole responsibility, except to the extent such taxes are actually reimbursed by Borrower under the Loan Documents. All payments to be made to each Lender under this Agreement shall be made after deduction for any taxes, charges, levies or withholdings which are imposed by the country of incorporation of Borrower, the United States of America or any other applicable taxing authority. Each Lender agrees to provide to Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service (and any applicable state authority) in order to certify such Lender’s exemption from or reduction of United States (or applicable state) withholding taxes with respect to payments to be made to such Lender under this Agreement or the Loan Documents. Each Lender agrees to promptly notify Agent of any change which would modify or render invalid any claimed exemption or reduction, or of any sale, assignment, participation, or other transfer by such Lender of all or part of its interest in the Facility. If any governmental authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender, such Lender shall indemnify Agent fully for all amounts paid by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amount payable to Agent under this section, together with all costs and expenses (including legal expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

12.16    Relationship of Parties. This Agreement is not intended to establish a partnership or joint venture between Agent and the Lenders. The provisions of the Loan Documents regarding the relationships among Agent and the Lenders and this Article XII is intended solely to facilitate co-lending relationships among the Lenders for the Facility. No security or investment contract under any federal or state law is intended to be created among the Lenders or between Agent and the Lenders. The execution of this Agreement, the performance of the terms thereof, and the Lenders’ purchase of and ownership interest in the Facility and the Loan Documents shall not constitute any Lender as owner, purchaser or seller of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sold by Bank of America or any of its Subsidiaries or Affiliates, either as principal or as agent for Borrower. Each Lender is purchasing and acquiring legal and equitable ownership of its Percentage and is not making a loan to Bank of America, and no debtor-creditor relationship exists between them as a result of this Agreement.

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 13.2 hereof, (ii) by way of participation in accordance with the provisions of Section 13.4 hereof, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.5 hereof (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.4 hereof, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.2 in the case of an assignment thereof or, in the case of any other permitted transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.2    Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 13.2, participations in Facility Letter of Credit Obligations and in Swingline Loans) at the time owing to it); provided, however, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, and multiples of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans; (iii) any assignment of a Commitment must be approved by Agent, the Issuing Bank and the Swingline Lender (each such consent not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00. Subject to acceptance and recording thereof by Agent pursuant to Section 13.3 hereof, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article IV and Section 14.6 hereof with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender and, in case of a partial assignment of the assignor Lender’s interest, to the assignor Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.4 hereof.

13.3    Agent’s Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Facility letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.4    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Facility Letter of Credit Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 14.13(a) that directly affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Article IV hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.2 hereof; provided, however, that a Participant shall not be entitled to receive any greater payment under Article IV hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent; and provided further that a Participant that is organized in a jurisdiction outside of the United States shall not be entitled to the benefits of Section 4.6 hereof unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 4.6(d) as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits and subject to the obligations of Section 14.15 hereof as though it were a Lender.

13.5    Pledge. Any Lender may, without the consent of Agent or Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

13.6    Resignation of Issuing Bank or Swingline Lender. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 13.2 hereof, Bank of America may, (i) upon 30 days’ notice to Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder, which appointment shall be subject to the acceptance thereof by the successor Lender so appointed; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Facility Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Facility Letters of Credit Obligations with respect thereto. If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation.

13.7    Dissemination of Information. Borrower authorizes Agent, Arranger and each Lender to disclose to any Participant or assignee or any other Person acquiring an interest in the Loan Documents by operation of law or otherwise (each a “Transferee”) and any prospective Transferee any and all information in such Agent’s, Arranger’s or Lender’s possession concerning the Facility and Borrower, including the creditworthiness of Borrower and its Subsidiaries. Each Transferee shall agree to keep confidential any such information that is not publicly available.

13.8    Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.

ARTICLE XIV

GENERAL PROVISIONS

14.1    Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Advance or other extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Facility Letter of Credit shall remain outstanding.

14.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

14.3    Taxes. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Borrower, together with interest and penalties, if any.

14.4    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

14.5    No Third Party Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

14.6    Expenses: Indemnification.

(a)    Borrower agrees (i) to pay or reimburse Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any bankruptcy, insolvency or other debtor relief law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Lender.

(b)    Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with: (i) the syndication of the Facility and the negotiation, preparation, execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby; (ii) any Commitment, Loan, Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Facility Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Facility Letter of Credit); (iii) all reasonable and customary costs and expenses of periodic audits by Agent’s personnel of Borrower’s books and records (provided that prior to the occurrence of an Event of Default, Borrower shall not be required to pay for more than one such audit during any year and the cost thereof to Borrower shall not exceed $10,000); (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any arising out of or relating to any violation of any Environmental Laws with respect to any Borrower or Real Estate, or any Materials of Environmental Concern with respect to any Borrower or Real Estate (all the foregoing listed in clauses (i) through (v), collectively, the “Indemnified Liabilities”); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Agreement Execution Date).

(c)    All costs and expenses required to be paid or reimbursed under subsection (a) of this Section 14.6 and all Indemnified Liabilities required to be paid under subsection (b) of this Section 14.6 shall be due and payable within ten Business Days after demand therefore (subject, in the case of the said subsection (b), to the proviso thereof). The agreements in this Section 14.6 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

14.7    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

14.8    Nonliability of the Lenders. The relationship between Borrower and the Lenders shall be solely that of borrower and lender. Neither Agent, any of Agent-Related Persons nor the Lenders shall have any fiduciary responsibilities to Borrower. Neither Agent, any Agent- Related Persons nor the Lenders undertake any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.

14.9    Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

14.10    Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY

SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

14.11    Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14.12    Joint and Several Liability. All of the liabilities and obligations of the entities included in Borrower under and in connection with the Loan Documents shall be joint and several.

14.13    Entire Agreement; Modification of Agreement. The Loan Documents embody the entire agreement among Borrower, Agent, and the Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived, or any liability thereunder released, if, but only if, such amendment or waiver is in writing and is signed by Borrower, and Agent if the rights or duties of Agent are affected thereby, and

(a)    each of the Lenders if such amendment or waiver

(i)    reduces or forgives any payment of principal or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

(ii)    postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

(iii)    changes the amount of such Lender’s Commitment (other than pursuant to an assignment permitted under Section 13.3) or the unpaid principal amount of such Lender’s Note; or

(iv)    extends the Maturity Date;

(v)    increases the Aggregate Commitment other than pursuant to Section 2.1(c) hereof;

(vi)    modifies the definition of “Event of Default” (provided, however, that, except as provided in clauses (i), (ii) and (iv) of this subsection (a), any waiver of an Event of Default shall not be subject to this subsection (a), but shall be subject to subsection (b) below); or

(vii)    changes the definition of “Required Lenders” or modifies any requirement for consent by each of the Lenders under this Section 14.13(a).

(b)    the Required Lenders, as to all other matters.

14.14    Dealings with Borrower. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with Borrower or Borrower or any of their Affiliates regardless of the capacity of the Lenders hereunder.

14.15    Set-Off.

(a)    If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

(b)    Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

14.16    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower and each of the Lenders shown on the signature pages hereof.

14.17    Time of the Essence. Time is of the essence of the Loan Documents.

14.18    Rights of Contribution among Credit Parties.

(a)    Each Credit Party hereby or by the execution and delivery of a Guaranty (as the case may be) agrees, as between itself and any other Credit Party, that if any other Credit Party shall become an Excess Funding Party (as defined below) by reason of the payment by it of any Obligations, such Credit Party shall, on demand of such Excess Funding Party (but subject to the next sentence), pay to such Excess Funding Party an amount equal to such Credit Party’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Party) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of such Credit Party to any Excess Funding Party under this Section 14.18 shall be subordinate and subject in right of payment to the prior payment in full of the other obligations of such Credit Party under this Agreement or its Guaranty, as the case may be, and such Excess Funding Party shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such other obligations.

(b)    For purposes of this Section 14.18: (i) “Excess Funding Party” shall mean, in respect of any Obligations, a Credit Party that has paid an amount in excess of its Pro Rata Share of such Obligations; (ii) “Excess Payment” shall mean, in respect of any Obligations, the amount paid by an Excess Funding Party in excess of its Pro Rata Shares of such Obligations; and (iii) “Pro Rata Share” shall mean, for any Credit Party, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair salable value of all properties of such Credit Party (excluding any shares of stock of any other Credit Party) exceeds the amount of all the debts and liabilities of such Credit Party (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Credit Party hereunder or under its Guaranty, as the case may be, and any obligations of any other Credit Party that have been guaranteed by such Credit Party) to (y) the amount by which the aggregate fair salable value of all properties of all of the Credit Parties, including such Credit Party, exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder and under the respective Guaranties) of all of the Credit Parties, including such Credit Party, as of the Agreement Execution Date. If any entity becomes a Credit Party subsequent to the Agreement Execution Date, then for purposes of this Section 14.18 such subsequent Credit Party shall be deemed to have been a Credit Party as of the Agreement Execution Date and the aggregate present fair salable value of properties, and the amount of the debts and liabilities, of such Credit Party as of the Agreement Execution Date shall be deemed to be equal to such value and amount on the date such Credit Party becomes a Credit Party.

14.19    General Limitation on Obligations. In any action or proceeding involving any state corporate law, or any sate or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Credit Party under this Agreement or its Guaranty, as the case may be, would otherwise, taking into account the provisions of Section 14.18 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement or its Guaranty, as the case may be, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Credit Party, Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE XV

NOTICES

15.1    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 15.3 hereof) electronic mail address, and any notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)    if to Borrower:

LNR Property Corporation

1601 Washington Avenue, 8th Floor

Miami Beach, Florida 33139

Attention: Shelly Rubin

Telecopy: (305) 695-5449

E-mail: srubin@lnrproperty.com

With a copy to:

LNR Property Corporation

1601 Washington Avenue, 8th Floor

Miami Beach, Florida 33139

Attention: Zena Dickstein, Esq.

Telecopy: (305) 695-5719

E-mail: zdickstein@lnrproperty.com

And with a copy to:

Bilzin Sumberg Baena Price & Axelrod LLP

2500 Wachovia Financial Center

Miami, Florida 33131

Attention: Brian L. Bilzin, Esq.

Telecopy: (305) 374-7593

E-mail: bbilzen@bilzen.com

(b)    if to Agent, the Issuing Bank or the Swingline Lender:

Bank of America, N.A.

Portfolio Management

231 South LaSalle Street

IL1-231-10-30

Chicago, Illinois 60697

Attention: Thelma Williams, Assistant Vice President

Telecopy: (312)828-3950

E-mail: thelma.l.williams@bankofamerica.com

With a copy to:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

TX1-492-14-05

Dallas, Texas 75202

Attention: Mr. Kajal Patel, Agency Management Officer

Telecopy: (214) 290-9448

E-mail: kajal.patel@bankofamerica.com

And with a copy to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg

333 West Wacker Drive, Suite 2700

Chicago, Illinois 60606

Attention: Howard J. Kirschbaum, Esq.

Telecopy: (312) 984-3150

E-mail: howard.kirschbaum@bfkpn.com

and

(c)    if to any other Lender, as shown below the Lenders’ signatures.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 15.3 hereof), when delivered; provided, however, that notices and other communications to Agent, the Issuing Bank and the Swingline Lender pursuant to Articles II and III shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

15.2    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

15.3    Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

15.4    Reliance by Administrative Agent and Lenders. Agent, the Issuing bank, the Swingline Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic requests for Advances, Facility Letters of Credit and Swingline Loans) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

15.5    Change of Address. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:

(a) LNR PROPERTY CORPORATION, a Delaware corporation, (b) each of the American domestic corporate Subsidiaries listed on Schedule I in its own behalf and on behalf of each of the other American domestic Subsidiaries listed on Schedule I of which such corporation is the direct or indirect member, manager or general partner, and (c) each Luxembourg or French société à responsabilité limitéé, Japanese yugen kaisha, and English and Welsh private limited company with limited liability listed on said Schedule I

	By:	/s/ MARK T. BRIGGS
	Print Name:	MARK T. BRIGGS
	Title:	VICE PRESIDENT

Address for Notices: As set forth in Section 15.1(a) above

AGENT AND LENDERS:	BANK OF AMERICA, N.A., in its capacities as Administrative Agent, a Lender, Swingline Lender and Issuing Bank

By:
Mark W. Lariviere, Managing Director

Address for Notices: As set forth in Section 15.1(b) above

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:

(a) LNR PROPERTY CORPORATION, a Delaware corporation, (b) each of the American domestic corporate Subsidiaries listed on Schedule I in its own behalf and on behalf of each of the other American domestic Subsidiaries listed on Schedule I of which such corporation is the direct or indirect member, manager or general partner, and (c) each Luxembourg or French société à responsabilité limitéé, Japanese yugen kaisha, and English and Welsh private limited company with limited liability listed on said Schedule I

By:
Print Name:
Title:

Address for Notices:

As set forth in Section 15.1(a) above

AGENT AND LENDERS:	BANK OF AMERICA, N.A., in its capacities as Administrative Agent, a Lender, Swingline Lender and Issuing Bank

	By:	/s/ Mark W. Lariviere
Mark W. Lariviere, Managing Director

Address for Notices:

As set forth in Section 15.1(b) above

GUARANTY BANK

By:	/s/ Randall S. Reid
Print Name:	Randall S. Reid
Title:	Vice President

Address for Notices:

Guaranty Bank

8333 Douglas Avenue, Suite 1100

Dallas, Texas 75225

Attention: Mr. Clay Carter, Assistant Vice President

Telephone: (214) 360-1976

Telecopy: (214) 360-1660

E-mail: clay.carter@guarantygroup.com

U.S. BANK NATIONAL ASSOCIATION

By:
Print Name:
Title:

Address for Notices:

U.S. Bank National Association

800 Nicollet Mall

BC-MN-H03A

Minneapolis, Minnesota 55402

Attention: Mr. Michael A. Raarup, Vice President

Telephone: (612) 303-3586

Telecopy: (612) 303-2270

E-mail: Michael.raarup@usbank.com

GUARANTY BANK

By:
Print Name:
Title:

Address for Notices:

Guaranty Bank

8333 Douglas Avenue, Suite 1100

Dallas, Texas 75225

Attention: Mr. Clay Carter, Assistant Vice President

Telephone: (214) 360-1976

Telecopy: (214) 360-1660

E-mail: clay.carter@guarantygroup.com

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael Raarup
Print Name:	Michael Raarup
Title:	Vice President

Address for Notices:

U.S. Bank National Association

800 Nicollet Mall

BC-MN-H03A

Minneapolis, Minnesota 55402

Attention: Mr. Michael A. Raarup, Vice President

Telephone: (612) 303-3586

Telecopy: (612) 303-2270

E-mail: Michael.raarup@usbank.com

FLEET NATIONAL BANK

By:	/s/ Daniel L. Silbert
Print Name:	Daniel L. Silbert
Title:	Director

Address for Notices:

Fleet National Bank
115 Penmeter Center Place, N.E
Suite 500
Atlanta, Georgia 30346
Attention: Mr. Daniel L. Silbert, Director
Telephone: (770) 390-6552
Telecopy: (770) 390-8434 or (770) 391-9811
E-mail: Daniel_l_Silbert@fleet.com

COMERICA BANK

By:
Print Name:
Title:

Address for Notices:

Comerica Bank
611 Anton Boulevard, 2nd Floor
Costa Mesa, California 92626
Attention: Mr. Jeffrey Bloom, Senior Vice President
Telephone: (714) 424-3833
Telecopy: (714) 424-3840
E-mail: Jeffery_m_bloom@comerica.com

FLEET NATIONAL BANK

By:
Print Name:
Title:

Address for Notices:

Fleet National Bank
115 Penmeter Center Place, N.E
Suite 500
Atlanta, Georgia 30346
Attention: Mr. Daniel L. Silbert, Director
Telephone: (770) 390-6552
Telecopy: (770) 390-8434 or (770) 391-9811
E-mail: Daniel_l_Silbert@fleet.com

COMERICA BANK

By:	/s/ Jeffrey M. Bloom
Print Name:	Jeffrey M. Bloom
Title:	Senior Vice President

Address for Notices:

Comerica Bank
611 Anton Boulevard, 2nd Floor
Costa Mesa, California 92626
Attention: Mr. Jeffrey Bloom, Senior Vice President
Telephone: (714) 424-3833
Telecopy: (714) 424-3840
E-mail: Jeffery_m_bloom@comerica.com

WACHOVIA BANK, N.A.

By:	/s/ James H. Abernathy, Jr
Print Name:	James H. Abernathy, Jr
Title:	SVP

Address for Notices:

Wachovia Bank, N.A. 200 East Broward Blvd., 2nd Floor Ft. Lauderdale, Florida 33301 Attention: Mr. Charles Hunter Telephone: (954) 467-5217 Telecopy: (954) 467-5557 E-mail: Charles.Hunter@wachovia.com

BANK OF THE WEST, a California corporation

By:
Print Name:
Title:

Address for Notices:

Bank of the West 4041 MacArthur Boulevard Suite 100 Newport Beach, California 92660 Attention: Suzanne O’Bannon Telephone: (949) 622-6013 Telecopy: (949) 833-3275 E-mail: so’bannon@bankofthewest.com

BANK ONE, NA

By:	/s/ Mark Kramer
Print Name:	Mark Kramer
Title:	Director

Address for Notices:

Bank One, N.A. 1 Bank One Plaza, Suite IL1-0315 Chicago, Illinois 60670 Attention: Mr. Mark C. Kramer, Director Telephone: (312) 336-2212 Telecopy: (312) 732-5939 E-mail: Mark_c_Kramer@bankone.com

CALIFORNIA BANK & TRUST, a California banking corporation

By:
Print Name:
Title:

Address for Notices:

California Bank & Trust

550 South Hope Street, 3rd Floor

Los Angeles, California 90071

Attention: Mr. John Siemens, Vice President

Telephone: (213) 593-2020

Telecopy: (213) 593-2022

E-mail: siemensj@calet.com

BANK ONE, NA

By:
Print Name:
Title:

Address for Notices:

Bank One, N.A. 1 Bank One Plaza, Suite IL1-0315 Chicago, Illinois 60670 Attention: Mr. Mark C. Kramer, Director Telephone: (312) 336-2212 Telecopy: (312) 732-5939 E-mail: Mark_c_Kramer@bankone.com

CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ John C. Siemens
Print Name:	John C. Siemens
Title:	Vice President

Address for Notices:

California Bank & Trust

550 South Hope Street, 3rd Floor

Los Angeles, California 90071

Attention: Mr. John Siemens, Vice President

Telephone: (213) 593-2020

Telecopy: (213) 593-2022

E-mail: siemensj@calet.com

MIDFIRST BANK, a Federally chartered savings association

By:	/s/ Todd Wright
Print Name:	Todd Wright
Title:	Vice President

Address for Notices:

Midfirst Bank

501 N. W. Grand Boulevard

Oklahoma City, Oklahoma 73118

Attention: Mr. Todd Wright, Vice President/

                  Syndications

Telephone: (405) 767-7108

Telecopy: (405) 767-7119

E-mail: Todd.wright@midfirst.com

UNION BANK OF CALIFORNIA, N.A.

By:
Print Name:
Title:

Address for Notices:

Union Bank of California, N.A.

445 South Figueroa, Floor 12

Los Angles, California 90071

Attention: Mr. Matthew Felsot, Vice President

Telephone: (213) 236-7410

Telecopy: (213) 236-5166

E-mail: matthew.felsot@uboc.com

MIDFIRST BANK, a Federally chartered savings association

By:
Print Name:
Title:

Address for Notices:

Midfirst Bank

501 N. W. Grand Boulevard

Oklahoma City, Oklahoma 73118

Attention: Mr. Todd Wright, Vice President/

                  Syndications

Telephone: (405) 767-7108

Telecopy: (405) 767-7119

E-mail: Todd.wright@midfirst.com

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Matthew C. Felsot
Print Name:	Matthew C. Felsot
Title:	Vice President

Address for Notices:

Union Bank of California, N.A.

445 South Figueroa, Floor 12

Los Angles, California 90071

Attention: Mr. Matthew Felsot, Vice President

Telephone: (213) 236-7410

Telecopy: (213) 236-5166

E-mail: matthew.felsot@uboc.com

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Gregory Shefrin
Print Name:	Gregory Shefrin
Title:	Director

Address for Notices:

Deutsche Bank Trust Company Americas

31 W. 52nd Street

New York, New York 10019

Attention: Mr. Gregory Shefrin, Director

Telephone: (646) 324-2185

Telecopy: (646) 324-7456

E-mail: Gregory.shefrin@db.com

MELLON BANK, N.A.

By:
Print Name:
Title:

Address for Notices:

Mellon Bank, National Association

1735 Market Street

Philadelphia, Pennsylvania 19103

Attention: Mr. Branton H. Henderson, First Vice                     President

Telephone: (215) 553-3649

Telecopy: (215) 553-3472

E-mail: Henderson.BH@mellon.com

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Print Name:
Title:

Address for Notices:

Deutsche Bank Trust Company Americas

31 W. 52nd Street

New York, New York 10019

Attention: Mr. Gregory Shefrin, Director

Telephone: (646) 324-2185

Telecopy: (646) 324-7456

E-mail: Gregory.shefrin@db.com

MELLON BANK, N.A.

By:	/s/ Branton H. Henderson, III
Print Name:	Branton H. Henderson, III
Title:	First Vice President

Address for Notices:

Mellon Bank, National Association

1735 Market Street

Philadelphia, Pennsylvania 19103

Attention: Mr. Branton H. Henderson, First Vice                     President

Telephone: (215) 553-3649

Telecopy: (215) 553-3472

E-mail: Henderson.BH@mellon.com

WACHOVIA BANK, N.A.

By:
Print Name:
Title:

Address for Notices:

Wachovia Bank, N.A. 200 S. Biscayne Boulevard, 11th Floor Miami, Florida 33131 Attention: Mr. Pete Lapham Telephone: (305) 789-5081 Telecopy: (305) 789-5060 E-mail: pete.lapham@wachovia.com

BANK OF THE WEST, a California corporation

By:	/s/ Suzanne O’Bannon
Print Name:	Suzanne O’Bannon
Title:	Vice President

Address for Notices:

Bank of the West 4041 MacArthur Boulevard Suite 100 Newport Beach, California 92660 Attention: Suzanne O’Bannon Telephone: (949) 622-6013 Telecopy: (949) 833-3275 E-mail: so’bannon@bankofthewest.com

TOTAL BANK

By:	/s/ Luis R. Lasa, Jr.
Print Name:	Luis R. Lasa, Jr.
Title:	Senior Vice President

Address for Notices:

Total Bank 1110 Brickell Avenue Miami, Florida 33131 Attention: Luis R. Lasa Jr., Senior Vice President Telephone: (305) 577-3338 Telecopy: (305) 577-0533 E-mail: llasa@totalbank.com

CITY NATIONAL BANK OF FLORIDA, a national banking corporation

By:	/s/ Rosary Falero
Print Name:	Rosary Falero
Title:	Vice President

Address for Notices:

City National Bank of Florida 25 West Flagler Street Miami, Florida 33130 Attention: Ms. Cary Perez Telephone: (305) 577-7457 Telecopy: (305) 577-7460 E-mail: Cary.Perez@citynational.com

COMPASS BANK

By:	/s/ Robert E. White
Print Name:	Robert E. White
Title:	Jacksonville City President

Address for Notices:

Compass Bank

10060 Skinner Lake Drive

Jacksonville, Florida 32246

Attention: Mr. C. French Yarbrough, Jr. Senior Vice                     President

Telephone: (904) 564-8989

Telecopy: (904) 564-8906

E-mail: cfy1@compassbnk.com

HIBERNIA NATIONAL BANK

By:
Print Name:
Title:

Address for Notices:

Hibernia National Bank

313 Carondelet Street

New Orleans, Louisiana 70130

Attention: Mr. Rodney Crosby, Portfolio Manager

Telephone: (504) 533-2849

Telecopy: (504) 533-2042

E-mail: rcrosby@hibernia.com

COMPASS BANK

By:
Print Name:
Title:

Address for Notices:

Compass Bank 10060 Skinner Lake Drive Jacksonville, Florida 32246 Attention: Mr. French Yarbrough, Senior Vice President Telephone: (904) 564-8989 Telecopy: (904) 564-8906 E-mail: cfy@compassbnk.com

HIBERNIA NATIONAL BANK

By:	/s/ Rodney Crosby
Print Name:	Rodney Crosby
Title:	Portfolio Manager

Address for Notices:

Hibernia National Bank

313 Carondelet Street

New Orleans, Louisiana 70130

Attention: Mr. Rodney Crosby, Portfolio Manager

Telephone: (504) 533-2849

Telecopy: (504) 533-2042

E-mail: rcrosby@hibernia.com

THE INTERNATIONAL BANK OF MIAMI, N.A.

By:	/s/ Caridad Errazquin
Print Name:	Caridad Errazquin
Title:	Vice President

Address for Notices:

The International Bank of Miami, N.A.

121 Alhambra Plaza, PH-2

Coral Gables, Florida 33134

Attention: Ms. Caridad Errazquin, Vice President

Telephone: (305) 459-8496

Telecopy: (305) 569-0544

E-mail: caridad.errazquin@tibom.com

IDBBANK, ISRAEL DISCOUNT BANK OF NEW YORK

By:
Print Name:
Title:

Address for Notices:

IDBBank, Israel Discount Bank of New York

2875 NE 191st Street, Suite 200

Adventura, Florida 33180

Attention: Mr. Roberto Munoz

Telephone: (305) 682-3781

Telecopy: (305) 682-3727

E-mail: rmunoz@idbmia.com

THE INTERNATIONAL BANK OF MIAMI, N.A.

By:
Print Name:
Title:

Address for Notices:

The International Bank of Miami, N.A.

121 Alhambra Plaza, PH-2

Coral Gables, Florida 33134

Attention: Ms. Caridad Errazquin, Vice President

Telephone: (305) 459-8496

Telecopy: (305) 569-0544

E-mail: caridad.errazquin@tibom.com

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Chet Davis
Print Name:	Chet Davis
Title:	SVP I

By:	/s/ Marc G. Cooper
Print Name:	Marc G. Cooper
Title:	Vice President

Address for Notices:

Israel Discount Bank of New York 2875 NE 191st Street, Suite 200 Adventura, Florida 33180 Attention: Mr. Roberto Munoz Telephone: (305) 682-3781 Telecopy: (305) 682-3727 E-mail: rmunoz@idbmia.com

EXHIBIT A

COMMITMENTS AND PERCENTAGES

Bank of America, N.A.—$65,000,000	17.105263160%
Guaranty Bank—$50,000,000	13.157894737%
U.S. Bank National Association—$40,000,000	10.526315789%
Fleet National Bank—$35,000,000	9.210526316%
Comerica Bank—$25,000,000	6.578947368%
Wachovia Bank, N.A.—$25,000,000	6.578947368%
Bank of the West—$20,000,000	5.263157895%
Bank One, NA—$20,000,000	5.263157895%
California Bank & Trust—$15,000,000	3.947368421%
MidFirst Bank—$15,000,000	3.947368421%
Union Bank of California, N.A.—$15,000,000	3.947368421%
Deutsche Bank Trust Company Americas—$10,000,000	2.631578947%
Mellon Bank, N.A.—$10,000,000	2.631578947%
Total Bank—$6,500,000	1.710526316%
City National Bank of Florida—$5,000,000	1.315789474%
Compass Bank—$5,000,000	1.315789474%
Hibernia National Bank—$5,000,000	1.315789474%
International Bank of Miami, N.A.—$8,500,000	2.236842105%
IDBBank, Israel Discount Bank of New York—$5,000,000	1.315789474%

TOTAL $380,000,000	100.000000000%

A-1

EXHIBIT B-1

FORM OF REVOLVING NOTE

$________	_________, 200_

On or before the Maturity Date, as defined in that certain Third Amended and Restated Revolving Credit Agreement dated as of November 27, 2002 (as amended from time to time, the “Agreement”) between LNR PROPERTY CORPORATION, a Delaware corporation and certain of its Subsidiaries identified in the Agreement (collectively, “Borrower”), BANK OF AMERICA, N.A., individually and as Agent for the Lenders (as such terms are defined in the Agreement), and the other Lenders, Borrower promises to pay to the order of                      (the “Lender”), or its successors and assigns, the principal sum of                  AND NO/100 DOLLARS ($                    ) or the aggregate unpaid principal amount of all Loans (other than Swingline Loans) made by the Lender to Borrower pursuant to Section 2.1 of the Agreement, in immediately available funds to the account, or at the office of, Agent specified in Section 2.12 of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. Borrower shall pay this Promissory Note (“Note”) in full on or before the Maturity Date in accordance with the terms of the Agreement.

The Lender shall, and is hereby authorized to, record on Schedule A attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, inter alia, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive Attorney Costs incurred by Lender in exercising such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may

B1A-1

be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(a) LNR PROPERTY CORPORATION, a Delaware corporation, (b) each of the American domestic corporate Subsidiaries listed on Schedule I in its own behalf and on behalf of each of the other American domestic Subsidiaries listed on Schedule I of which such corporation is the direct or indirect member, manager or general partner, and (c) each Luxembourg or French société à responsabilité limitéé, Japanese yugen kaisha, and English and Welsh private limited company with limited liability listed on said Schedule I

By:

Print Name:

Title:

B1A-2

SCHEDULE A

Loans and Payments with Respect Thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B1A-1

EXHIBIT B-2

FORM OF SWINGLINE NOTE

$35,000,000	___________, 200_

On or before the due date of each Swingline Loan, as defined in that certain Third Amended and Restated Revolving Credit Agreement dated as of November 27, 2002 (as amended from time to time, the “Agreement”) between LNR PROPERTY CORPORATION, a Delaware corporation, and certain of its Subsidiaries identified in the Agreement (collectively, “Borrower”), BANK OF AMERICA, N.A., individually (“Bank of America”) and as Agent for the Lenders (as such terms are defined in the Agreement), Borrower promises to pay to the order of Bank of America (the “Lender”), or its successors and assigns, the unpaid principal amount of such Swingline Loan made by the Lender to Borrower pursuant to Section 2.16 of the Agreement, in immediately available funds to the account, or at the office of, Agent specified in Section 2.12 of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. Borrower shall pay any remaining unpaid principal amount of such Swingline Loans under this Swingline Note (“Note”) in full on or before the Maturity Date in accordance with the terms of the Agreement.

The Lender shall, and is hereby authorized to, record on Schedule A attached hereto, or to otherwise record in accordance with its usual practice, the date, amount and due date of each Swingline Loan and the date and amount of each purchase of a Swingline Loan by the Lenders or principal payment hereunder.

This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, inter alia, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise deemed herein are used with the meanings attributed to them in the Agreement.

If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive Attorney Costs incurred by Lender in exercising such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance

B2-1

of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(a) LNR PROPERTY CORPORATION, a Delaware corporation, (b) each of the American domestic corporate Subsidiaries listed on Schedule I in its own behalf and on behalf of each of the other American domestic Subsidiaries listed on Schedule I of which such corporation is the direct or indirect member, manager or general partner, and (c) each Luxembourg or French société à responsabilité limitéé, Japanese yugen kaisha, and English and Welsh private limited company with limited liability listed on said Schedule I

By:

Print Name:

Title:

B2-2

SCHEDULE A

Loans and Payments with Respect Thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B2A-1